SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Old Republic International Corporation
(Name of Registrant as Specified In Its Charter)

__________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

March 31, 2023

RE:    Old Republic International Corporation
Commission File No. 001-10607
Definitive Proxy Material

Dear Staff:

I am filing, pursuant to Rule 14a-6 of Regulation 14A under Sub-section 14 of the Securities Exchange Act of 1934, a definitive copy of the Notice, Proxy Statement and form of Voting Stock Proxy solicitation materials for the Annual Meeting of Shareholders of Old Republic International Corporation (the “Company”) to be held on May 25, 2023. Definitive copies of the proxy materials, together with the Annual Report to Shareholders, will first be available to shareholders of the Company no earlier than March 31, 2022.

Pursuant to sub-part 232.101(b)(1) of Regulation S-T, the Company has elected not to submit its Annual Report to Shareholders in an electronic format. In accordance with Rule 14a-3(c), seven copies will be filed separately with the Commission.

Sincerely yours,

/William J. Dasso/
William J. Dasso
Counsel

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

TIME AND DATE	3:00 P.M. Central Daylight Time, Thursday, May 25, 2023.

PLACE	This year's Annual Meeting of the Shareholders will be held virtually. There will be no physical location and Old Republic's representatives will participate via webcast.
The virtual meeting can be accessed at the following internet link:
www.virtualshareholdermeeting.com/ORI2023

ITEMS OF BUSINESS	Item 1	To elect four members of the Class 3 Board of Directors, each for a term of three years.
	Item 2	To ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2023.
	Item 3	To vote in an advisory capacity concerning the Company’s executive compensation.
	Item 4	To approve the amendment and restatement of our Certificate of Incorporation to limit the liability of officers of Old Republic as permitted by recent amendments to Delaware law.
	Item 5	To recommend, by non-binding vote, the frequency of executive compensation votes.
	Item 6	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 27, 2023.

ANNUAL REPORT TO SHAREHOLDERS
Our annual report to shareholders for 2023 is printed together with this proxy statement. The Company’s Forms 10-K, 10-Q and other reports to shareholders may also be accessed through our website at www.oldrepublic.com or by writing to Investor Relations at the Company address.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting of the Shareholders. You can vote your shares by completing and returning your proxy card, by voting on the Internet, or by telephone.

March 31, 2023	By order of the Board of Directors
Thomas A. Dare Senior Vice President, General Counsel and Secretary

Table of Contents
1	GENERAL INFORMATION
2	Voting Procedures
3	Householding of Proxies
3	Other Matters for the Annual Meeting of the Shareholders
3	Expenses of Solicitation
3	Principal Holders of Securities
6	Highlights of Some Recent Developments
7	ITEM 1: ELECTION OF DIRECTORS
8	Board of Directors’ Recommendation
11	CORPORATE GOVERNANCE: BINDING ORGANIZATION, PURPOSE, AND LONG-TERM STRATEGY
14	Leadership Structure and Risk Management
15	Board of Directors’ Responsibilities and Independence
17	Recent Developments in Our Corporate Governance
18	Board Diversity and Skills
20	Procedures for the Approval of Related Person Transactions
20	Delinquent Section 16(a) Reports
20	The Board and Its Committees
24	Shareholder Communications with the Board
24	ITEM 2: RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
25	External Audit Services
25	Board of Directors’ Recommendation
26	Audit Committee Report for 2022
26	COMPENSATION MATTERS
26	Compensation Committee Report for 2022
27	Compensation Committee Interlocks and Insider Participation
27	Directors’ Compensation
28	Compensation Discussion and Analysis
30	Summary Compensation Table
31	CEO Pay Ratio Disclosure
32	Pay versus Performance
36	Annual Salary Compensation Practices
36	Incentive Awards and Bonuses
37	Key Employee Performance Recognition Plans (KEPRP)
37	Deferred Compensation Under the KEPRPs
38	2023 Performance Recognition Plan (PRP)
38	Summary of the 2023 Performance Recognition Plan
41	Stock Option and Restricted Stock Awards Under Incentive Compensation Plans
42	Stock Option and Restricted Stock Grants During 2022
42	Exercises of Stock Options During 2022
43	Equity Compensation Plan Information
43	Outstanding Equity Awards at Year End 2022
44	Performance Grants Under the 2022 Incentive Compensation Plan
45	Clawback Policy
45	Hedging Prohibited
45	Change of Control, Severance or Retirement
45	Stock Ownership Guidelines
46	Pension Plan
47	ORI 401(k) Savings and Profit Sharing Plan
47	Other Benefits
48	ITEM 3: VOTE ON EXECUTIVE COMPENSATION
48	Background
48	2022 Executive Compensation Vote
48	Proposed Resolution
48	Advisory Vote
49	ITEM 4: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
49	Background
49	Reasons for the Proposed Amended and Restated Charter
ii

50	Text of Proposed Amendment
50	Timing and Effect of Charter Amendment
50	Required Vote
50	Board of Directors' Recommendation
50	ITEM 5: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
50	Background
51	Proposed Resolution
51	Required Vote
51	Board of Directors' Recommendation
52	OTHER INFORMATION
52	Shareholder Proposals or Director Nominations for the 2024 Annual Meeting of the Shareholders

A1	APPENDIX 1: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF OLD REPUBLIC INTERNATIONAL CORPORATION
iii

Proxy Statement
OLD REPUBLIC INTERNATIONAL CORPORATION
ANNUAL MEETING OF THE SHAREHOLDERS
May 25, 2023

GENERAL INFORMATION

This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware insurance holding corporation (together with its subsidiaries, the "Company", "Old Republic" or "ORI"), with its executive office at 307 North Michigan Avenue, Chicago, Illinois 60601. This Statement is furnished in connection with the solicitation of proxies by ORI’s Board of Directors for use at the Annual Meeting of the Shareholders to be held on May 25, 2023 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the shareholders is March 31, 2023.

Old Republic intends to conduct our 2023 Annual Meeting of Shareholders as a "virtual" meeting. Shareholders of record at the close of business on March 27, 2023, are invited to vote their shares at proxyvote.com. Important information about attending and voting at the virtual meeting will be posted on Old Republic's website (www.oldrepublic.com) under the heading "2023 Annual Meeting Information".

Virtual meeting date:    Thursday May 25, 2023
Virtual meeting time:    3 P.M. Central Daylight Time
Virtual meeting link:    www.virtualshareholdermeeting.com/ORI2023

Shareholders may vote their shares, submit questions, and review the list of registered shareholders during the virtual meeting using the directions on the meeting website shown above. Such questions must be germane to matters properly before the Annual Meeting and of general Company concern. Additional information regarding the rules and procedures for the meeting will be posted on the meeting website and can be viewed during the meeting. Technical assistance will be available for those attending the meeting. If there are any technical issues in convening or hosting the meeting, additional information will be promptly posted on Old Republic's website (www.oldrepublic.com) under the heading "2023 Annual Meeting Information".

All shareholders will need their sixteen-digit control number in order to be authenticated and to vote during the meeting. Each shareholder's control number can be found on your notice or proxy card. Shareholders without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or review the list of registered shareholders during the virtual meeting.

Your proxy may be revoked at any time before shares are voted by written notification addressed to the persons named therein as proxies, and mailed or delivered to the Company at the above address. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

If the enclosed proxy is properly executed and returned in time for voting, the shares represented thereby will be voted as indicated thereon. If no specification is made, the shares represented thereby will be voted by the Company’s proxy committee (whose members are listed on the proxy card) for: (Item 1) the election of the director nominees named below (or substitutes thereof if any nominees are unable or refuse to serve); (Item 2) the selection of the Company’s independent registered public accounting firm; (Item 3) the advisory vote concerning the Company’s executive compensation as recommended by the Board of Directors; (Item 4) the approval of the Amended and Restated Certificate of Incorporation; (Item 5) to recommend, by non-binding vote, the frequency of executive compensation votes and (Item 6) in the discretion of the proxy committee upon any other matters which may properly come before the meeting.

The Company has one class of voting stock outstanding - Common Stock, $1.00 par value per share ("Common Stock"). On March 1, 2023, there were 296,317,226 shares of Common Stock outstanding and entitled to one vote each on all matters to be considered at the meeting. Shareholders of record as of the close of business on March 27, 2023 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

VOTING PROCEDURES

The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws prescribe voting procedures for certain, but not all, corporate actions. When no procedures are prescribed, the General Corporation Law of the State of Delaware applies. Matters presented at the Company’s Shareholder Meetings are decided as follows: (1) directors are elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote; (2) amendments to the Company’s Restated Certificate of Incorporation are determined by the affirmative vote of the majority of shares outstanding and entitled to vote, except for: (a) amendments that concern approval thresholds for plans of merger or other business transactions not unanimously approved by the Board of Directors, which require the approval of 80% of the shares entitled to vote, or (b) amendments that concern the number or terms of the Board of Directors, which require the approval of 66-2/3% of the shares entitled to vote; (3) shareholder action to repeal, alter, amend or adopt new by-laws, which require the approval of 66% of the shares entitled to vote; and (4) all other matters are determined by the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

Under Delaware law, the votes at the Company’s Annual Meeting of the Shareholders will be counted by the inspectors of election appointed by the chair at the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.

A quorum for the Company’s Annual Meeting of the Shareholders is a majority of the shares outstanding and entitled to vote appearing in person or by proxy at the meeting. Under Delaware law, abstentions are counted in determining the quorum of the meeting and as having voted on any proposal on which an abstention is voted. Therefore, on those proposals that require a plurality vote of the shares entitled to vote in person or by proxy at the meeting, the vote of an abstention has no effect. However, on those proposals that require an affirmative vote of at least a majority of shares present in person or by proxy at the meeting, the vote of an abstention has the effect of a vote against the proposal.

Shares beneficially owned but registered in the name of a broker or bank will be counted for the determination of a quorum for the meeting if there is a discretionary voting item on the meeting agenda within the meaning of section 402.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual. If there is a discretionary item on the agenda and the broker or bank does not vote these shares (a “non-vote”), they will not be counted as having voted on the proposal. Therefore, on those proposals that require a plurality or at least a majority vote of the shares at the meeting that are entitled to vote, a non-vote will have no effect. However, on those proposals that require an affirmative vote of at least a majority of the shares outstanding that are entitled to vote, a non-vote has the effect of a vote against the proposal. If there are no discretionary voting items on the meeting agenda, shares beneficially held in the name of a broker or bank shall not be counted in determining a quorum. This year Item 2 is a discretionary voting item; all other items are non-discretionary.

Shareholders can simplify their voting and save Old Republic expense by voting by telephone or by Internet. If you vote by telephone or Internet, you need not mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A sixteen-digit control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by following the directions on your proxy card, provided such changes are made by 11:59 PM, Eastern Daylight Time on May 24, 2023.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers who distribute annual reports and proxy materials may deliver a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive promptly at any time a separate copy of our annual report or proxy statement by sending a written request to the Company at the above address, attention Investor Relations, or by visiting our website, www.oldrepublic.com and downloading this material.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement in the future, please notify your broker if your shares are held in a brokerage account, or if you hold registered shares, the Company’s transfer agent, EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164, phone number 800-401-1957.

OTHER MATTERS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

The Company knows of no matters, other than those referred to herein that will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, or any adjustment or postponement thereof, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained D. F. King & Company of New York City, to assist in the solicitation of proxies. Fees for this solicitation are expected to be approximately $10,500. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.

PRINCIPAL HOLDERS OF SECURITIES

The following tabulation shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) the Company’s Employees Savings and Stock Ownership Plan (ESSOP); (iii) each director and executive officer of the Company (including nominees); and (iv) all directors and executive officers, as a group: (a) the total number of shares of Common Stock beneficially owned as of March 1, 2023, except as otherwise noted, and (b) the percent of the class of Common Stock so owned:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(*)

Common Stock	BlackRock, Inc.	34,047,196	(1)	11.2
Shareholders’ beneficial ownership	55 East 52nd Street
of more than 5% of the Common	New York, New York 10022
Stock and the ESSOP ownership
	The Vanguard Group	27,820,739	(1)	9.1
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355

	State Street Corporation	25,905,414	(1)	8.5
	State Street Financial Center
	One Lincoln Street
	Boston, Massachusetts 02111

	Old Republic International Corporation	19,363,060	(2)	6.6
	Employees Savings and Stock Ownership Trust
	307 N. Michigan Avenue
	Chicago, Illinois 60601

Common Stock	Name of Beneficial Owner	Shares Subject to Stock Options(*)	Shares Held by Employee Plans(*)(2)(3)	Other Shares Beneficially Owned(*)	Total		Percent of Class (*)
Directors' and Executive Officers' (including nominees) Beneficial Ownership	Barbara A. Adachi	0	0	2,300	2,300		**
	Steven J. Bateman	0	0	27,559	27,559		**
	Lisa J. Caldwell	0	0	10,786	10,786		**
	Thomas A. Dare	27,125	3,893	26,306	57,324		**
	Jimmy A. Dew	0	132,207	745,657	877,864	(4)	0.3
	John M. Dixon	0	0	21,061	21,061		**
	W. Todd Gray	28,425	3,025	42,155	73,605		**
	Michael D. Kennedy	0	0	10,272	10,272		**
	Charles J. Kovaleski	0	0	14,453	14,453		**
	Spencer LeRoy III	0	0	100,686	100,686	(5)	**
	Peter B. McNitt	0	0	10,280	10,280		**
	Stephen J. Oberst	158,600	86,832	36,805	282,237	(6)	0.1
	Glenn W. Reed	0	0	14,415	14,415		**
	Craig R. Smiddy	287,500	31,851	78,584	397,935		0.1
	J. Eric Smith	0	0	0	0	(7)	**
	Frank J. Sodaro	37,000	2,446	26,310	65,756		**
	Arnold L. Steiner	0	0	638,318	638,318	(8)	0.2
	Fredricka Taubitz	0	0	21,000	21,000		**
	Steven R. Walker	0	0	70,000	70,000	(9)	**
	Rande K. Yeager	0	74,993	61,297	136,290		**
	Directors and all Executive Officers, as a group (20 individuals)	538,650	335,247	1,958,244	2,832,141		1.0%
*     Calculated pursuant to Rule 13d 3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d 3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Further, the amount of shares beneficially owned includes restricted stock awarded to Messrs. Smiddy, Gray, Oberst, Sodaro and Yeager of 70,000, 20,000, 30,000, 20,000 and 16,000 shares, respectively, in 2022. These shares are included in their individual ownership but are subject to a 3 year vesting period. During the restricted period, the shareholder has voting power, but no dispositive power, with respect to such shares. The

“Outstanding Equity Awards Table” shown elsewhere in this Proxy Statement shows the unvested restricted stock for each named executive officer. None of the options shown for executive officers were exercised prior to the Company’s record date and therefore are not eligible to vote at the Annual Meeting of the Shareholders.

**    Less than one-tenth of one percent.

(1)    Reflects the number of shares as of December 31, 2022 shown in the most recent Schedule 13G filings with the SEC. BlackRock, Inc. has reported sole and shared voting power for 33,331,220 and 0 shares, respectively, and sole and shared dispositive power for 34,047,196 and 0 shares, respectively. The Vanguard Group has reported that it has sole and shared voting power for 0 and 123,017 shares, respectively, and sole and shared dispositive power for 27,417,179 shares and 403,560 shares, respectively. State Street Corporation has reported that it has no sole and shared voting power for 25,338,784 shares and sole and shared dispositive power for 0 and 25,905,414 shares, respectively.
(2)    Reflects the number of shares held as of December 31, 2022 as follows:
(a)Under the terms of the ORI 401(k) Savings and Profit Sharing Plan (“401(k) Plan”), a participant is entitled to vote the Company Common Stock held by the 401(k) Plan, the shares of which have been allocated to the participant’s account. The Executive Committee of the Company is authorized and has delegated the Employee Benefit Management Advisory Group the authority to vote the Company’s Common Stock held by the 401(k) Plan until such time as the shares of such stock have been allocated to a participant’s account or where a participant fails to exercise his or her voting rights. In these regards, the Executive Committee or its delegee may be deemed to have sole investment power with respect to unallocated stock and shared power for allocated stock held by the 401(k) Plan.
(b)In addition to the 401(k) Plan, the Old Republic International Employees Retirement Plan holds an aggregate of 2,829,509 shares of the Company’s Common Stock not included in this table. The voting of these shares is controlled, directly or indirectly in a fiduciary capacity, by the Executive Committee or its delegee.
(c)American Business & Mercantile Insurance Mutual Inc. (“ABM”) and its subsidiary own 1,286,700 shares of the Company’s Common Stock. ABM is a mutual insurer controlled by its policyholders and indirectly by the Company through management agreements, the ownership of its surplus notes, and by directors and officers who are employees of the Company. These shares are not included in this table.
(3)    Includes only the shares that have been allocated to the employer matching, employee savings and/or non-elective contribution accounts, of the director or executive officer as a participant in the 401(k). Excludes those shares for which the director or executive officer may be deemed to have investment and voting power as a result of being a member of the Executive Committee.
(4)    Mr. Dew left the Company’s Board on May 26, 2022 and his ownership is shown as of that date.
(5)    Includes 40,587 shares held in IRA or Roth IRA trusts for Mr. LeRoy’s benefit.
(6)    Includes 34 shares held by Mr. Oberst's son.
(7)    Mr. Smith was elected a Director effective March 17, 2023.
(8)     Includes 107,771 shares owned by Mr. Steiner directly, 95,596 shares held in a trust for which Mr. Steiner is the trustee, 343,750 shares held in trust for Mr. Steiner’s children, for which he is a co-trustee, and 91,201 shares held by the Steiner Foundation for which Mr. Steiner disclaims beneficial ownership.
(9)    Includes 30,000 shares held in IRA and SEP-IRA trusts for Mr. Walker’s benefit, and 26,500 shares held by his wife.

HIGHLIGHTS OF SOME RECENT DEVELOPMENTS

Set forth below is a summary of recent developments, some of which are discussed in greater detail in the relevant section of this proxy statement:

ITEM 1
ELECTION OF DIRECTORS
The following table lists the nominees and continuing directors of the Company. Four Class 3 directors are to be elected at the Annual Meeting of the Shareholders for a term of three years and until their successors are elected and qualified. The nominees are current directors standing for re-election. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications, the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company does not expect such an occurrence. All of the nominees have consented to be slated and to serve as directors if elected.

Arnold L. Steiner is not slated for reelection at the end of his three-year term expiring at the upcoming Annual Meeting of Shareholders. At that time, the size of the board will be reduced from fourteen to thirteen members.

J. Eric Smith was elected a Class 1 director, effective March 17, 2023. He is considered independent and was also named a member of the Compensation and Governance and Nominating Committees. The Governance and Nominating Committee approved his nomination and he was unanimously elected by the Board of Directors. No third party was involved in his recruitment or selection as a director and no fee was paid to any individual or entity in connection with his selection.

Given the reasons and background information cited next to each nominee’s name below, the Board of Directors believes that each of the nominees and the other continuing directors are highly qualified to serve Old Republic’s shareholders and other stakeholders.

Name	Age	Positions with Company, Business Experience and Qualifications
Nominees For Election: CLASS 3 (Term to expire in 2026)

Barbara A. Adachi	72	Director since 2021. Retired from Deloitte in 2013, she was formerly the chief executive and National Managing Partner for Deloitte Consulting’s Human Capital Consulting Practice. For over 20 years, she focused on human capital strategy, organization transformation, executive compensation and diversity, equity, and inclusion. Prior to Deloitte, she spent 18 years in the insurance industry specializing in employee benefits and workers’ compensation. Her extensive business experience in insurance, consulting and human capital matters harmonizes well with the Company’s business needs. She became NACD Directorship Certified ® in 2022.
Charles J. Kovaleski	74	Director since 2018. Retired as an attorney, he was formerly with Attorneys’ Title Insurance Fund, Orlando, Florida as well as an officer with one of the Company’s Title subsidiaries for many years. His extensive general business experience, particularly in real estate and title insurance, harmonizes well with the Company’s business needs.
Craig R. Smiddy	58	Director since 2019. President and Chief Executive Officer as of the same date and Chair of the Executive Committee since December 2021. Prior to that, President and Chief Operating Officer of the Company since June 2018. From 2013 to 2018, he was Chief Operating Officer and then later appointed President of Old Republic General Insurance Group, Inc. Before joining the Company, he was President of the Specialty Markets Division of Munich Reinsurance America, Inc. His significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry and especially the insurance specialty markets harmonize well with the Company’s business needs.
Fredricka Taubitz	79	Director since 2003. Chair of the Audit Committee. A CPA by training, she was until 2000 Executive Vice President and Chief Financial Officer of Zenith National Insurance Corp. Until 1985, she was a partner with the accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers LLP). Her long professional career, significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry harmonize well with the Company’s business needs.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the Class 3 directors listed above. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless shareholders specify to the contrary. The results of this vote shall be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

Continuing Directors: CLASS 2 (Term expires in 2025)

Steven J. Bateman	64	Director since 2017. An audit partner with the accounting firm of PricewaterhouseCoopers LLP until his retirement, he had a 37 year career as an auditor and business advisor for a large number of organizations engaged in all major insurance fields. During that period of time, he gained a wealth of knowledge and experience in the business and the risk factors associated with the insurance industry. His background and experience harmonize well with the Company’s business and the Board’s governance objectives.
Lisa J. Caldwell	62	Director since 2021. Ms. Caldwell is the Chief Executive Officer of Caldwell Collection, LLC, a fashion retail organization, and previously served as the Executive Vice President and Chief Human Resources Officer of Reynolds American, R. J. Reynolds Tobacco Company, and RAI Services until her retirement in 2018. She is a member of the founding board of directors of Triad Business Bank and she has served in leadership roles at many charitable and educational organizations. Ms. Caldwell brings to the Board her general business and entrepreneurial expertise. Her experience as an executive officer of a large corporation and her extensive knowledge of human resource matters harmonize well with the Company’s business and the Board’s governance objectives.
John M. Dixon	83	Director since 2003. Chair of the Compensation Committee. Formerly Chief Executive Partner with the law firm of Chapman and Cutler, Chicago, Illinois until his retirement in 2002. His qualifications include his extensive background as an attorney and his knowledge of corporate law and the legal and other risks associated with corporations similar to the Company. Mr. Dixon’s skills and experience harmonize well with the Company’s business and the Board’s governance objectives.
Glenn W. Reed	70	Director since 2017. Mr. Reed served as a Managing Director of The Vanguard Group, Inc., one of the world’s largest asset-management firms, until his retirement from the firm in 2017. While at Vanguard, Mr. Reed had overall responsibility for Vanguard’s corporate finance and mutual fund finance functions, most recently heading up the firm’s Strategy division. Prior to joining Vanguard in 2007, he served as general counsel for a multi-line health and life insurance company following a 21-year career as a partner of the Chicago-based law firm of Gardner, Carton & Douglas (now Faegre Drinker Biddle & Reath). This long experience and deep knowledge in these fields harmonize well with the Company’s business needs and the Board’s governance objectives.

Continuing Directors: CLASS 1 (Term expires in 2024)

Michael D. Kennedy	66	Director since 2020. Mr. Kennedy is a senior client partner with Korn Ferry, the global organizational consulting firm, where he is a member of that firm's global financial services market and a leader with Korn Ferry's Diversity Center of Expertise. Prior to joining Korn Ferry, he served in senior positions at several financial services firms, including GE Capital, Wachovia and J.P. Morgan & Co. He was appointed by President Obama to serve as the chair of the Federal Retirement Thrift Investment Board, the largest pension fund in the U.S., where he served until his term ended in 2020. He brings to the board his expertise and long experience in the financial services industry, which harmonize well with the Company’s business and the Board’s governance objectives.
Spencer LeRoy III	76	Director since 2015. Chairman of the Board since October 27, 2021. Until his retirement in 2014, he was Senior Vice President, Secretary and General Counsel of the Company since 1992. Prior to that, he was a partner with the law firm of Lord, Bissell and Brook, (now Locke Lord LLP). His legal career involved all aspects of insurance, corporate governance and financial-related matters. He has a long and significant legal experience and extensive knowledge of the Company and its risk factors, which harmonize well with the Company’s business and the Board’s governance objectives.
Peter B. McNitt	68	Director since 2019. He is the retired Vice Chair of BMO Harris Bank; a position he held since 2006. Prior to that, he led BMO Harris’ U.S. Corporate Banking as Executive Vice President and U.S. Investment Banking as Executive Managing Director. He also serves as a director of Hub Group, Inc. (NASDAQ: HUB), a provider of intermodal highway and logistics services. He has long-term experience and deep knowledge gained during his more than 40 year-long career. His wide range of responsibilities focused on the delivery of the full breadth of wealth, and commercial and investment banking services to customers. His extensive experience harmonizes well with the Company’s business needs and governance objectives.
J. Eric Smith	65	Director since 2023. He was the President and Chief Executive of Swiss Re Americas from 2011 to 2020. Mr. Smith also held a number of executive roles in his career, including President of USAA Life Insurance Company and President of Allstate Financial Services. He also held various positons in property and casualty insurance with Country Financial over a 20 year period. His significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry and especially the insurance specialty markets harmonize well with the Company’s business needs.
Steven R. Walker	77	Director since 2006. Lead Independent Director since July 1, 2021 and Chair of the Governance and Nominating Committee. Formerly Senior Counsel and Partner with Leland, Parachini, Steinberg, Matzger & Melnick, LLP, attorneys, San Francisco, California. He has significant experience as both an attorney and a business manager during a long career largely focused on the title insurance industry. His extensive experience harmonizes well with the Company’s business needs and governance objectives.

CORPORATE GOVERNANCE:
BINDING ORGANIZATION, PURPOSE, AND LONG-TERM STRATEGY

Old Republic is a for-profit Organization that is a shareholder-owned insurance holding company chartered under the General Corporation Law of the State of Delaware. As a holding company, it has no operations of its own; rather its primary assets are the stock and debt instruments issued by its over 100 subsidiaries. Many of these subsidiaries produce revenue and provide risk management, claims management and other services for the Company’s insurance underwriting subsidiaries and outside parties.

Shareholders are not the direct owners of the Company’s assets or properties. Their rights are limited by Delaware law, which provides that shareholders delegate to the board of directors the responsibility for controlling, directing, and using those assets and properties based on the directors’ business judgment. Old Republic’s shareholders can be confident that the Board of Directors’ successful, long-standing governance practices are guided by its experienced business judgment and by the Company’s charter and by-law provisions.

Our insurance subsidiaries are vested with a public trust. Accepting premium and insurance-related fees from policyholders and other buyers of related services forms the basis of this trust. This makes policyholders important stakeholders. They depend on these subsidiaries’ ability to meet their obligations of financial indemnity over long periods of time. State insurance laws impose requirements on insurance companies to protect the legitimate interests of policyholders, as well as the community at large. Old Republic is by necessity governed for the long run envisaged by the long-term promises of financial indemnity and the public trust imbued in its insurance subsidiaries. Together with the principles and practices contained in the charter and by-laws, our governance is intended to ensure the following:

•Operation of the business within the law, with integrity, and in a socially responsible manner,
•Maintenance of the business’s competitive position to enable the continued growth of economic value in the interests of all stakeholders.

Old Republic’s Purpose, included in our Mission statement, is to provide quality insurance security and related services to businesses, individuals, and public institutions, and to be a dependable long-term steward of the trust that policyholders, shareholders, and other important stakeholders place in us.

Our Lodestar embodies the Company’s Mission by binding organization, purpose, and long-term strategy into a coordinated whole.

Our Community: The Public Interest

We're an insurance business vested with the public interest. All is done right, within the law, and with integrity.

Our Capital Providers: Shareholders & Debt Holders

Capital is the lifeblood of a financial institution. It is the source and continuity of the enterprise.

Old Republic's Lodestar
Our Community
Our Capital Providers
OR
Our Customers
Our People

Our Customers: Policyholders & Buyers of Services

Good things happen when customers' legitimate needs are fulfilled by our people.

Our People: Intellectual Capital Providers

Our people's intellectual talent, know-how, and honorable work put capital to efficient use.

We pursue our Mission and Purpose using the long-standing principles and practices of: 1) our governance, 2) our service culture, 3) our value system, 4) the institutional memory that connects successive generations of managers, and 5) appreciation of our people and the intellectual capital they bring to managing our wide-ranging business. We are focused on achieving two interrelated outcomes:

A.    Create long-term value for all stakeholders, including shareholders, policyholders, our people, and the North American community at large. We believe that this desired outcome is best achieved by:

•Enhancing the Company’s competitive position, which increases its economic value to all stakeholders in a socially responsible manner.
•Steadily building the Company’s business competitiveness and earnings prospects. This adds to our financial and intellectual capital and provides a financial cushion to support insurance obligations in case they prove greater than anticipated.

B.    Create long-term value for long-term shareholders, whose interests are aligned with our Mission as they provide and support the capital base of the business. We measure this value over consecutive 10-year annual periods by assessing:

•Total returns of Old Republic’s common stock in the market place. This is calculated as the sum of the annual change in market value per share, assuming cash dividends are reinvested on a pre-tax basis in shares when paid.
•Total returns of Old Republic’s common stock book value. This is calculated as the sum of the annual change in book value per share, plus cash dividends.
•Total operating return on shareholders’ equity. This is calculated by dividing net operating income (excluding both realized and unrealized investment gains or losses) by shareholders’ equity.

In assessing the above, we seek to achieve consecutive 10-year annual compound total returns per share that exceed comparable returns of the Standard & Poor’s (S&P) 500 Index and the S&P P&C Insurance Index.

Our Long-Term Strategy is aligned with our Mission and governing principles. The linchpin of this strategy is the conservative, long-term management of Old Republic’s balance sheet. The maintenance of a strong financial position supports the insurance subsidiaries’ risk-taking and obligations to policyholders, and underlies our stewardship for all stakeholders. We accomplish this through enterprise risk management and with insurance underwriting discipline. This discipline rests on key operating tenets of our business:

•Employing disciplined risk selection, evaluation, and pricing practices to reduce the possibility of adverse risk selection and to mitigate the uncertainty of insurance underwriting outcomes;
•Focusing on diversification and spreading of insured risks by geography, distribution, types of insurance coverage, among industries, with competency and proficiency;
•Reducing and mitigating insured exposures through underwriting risk-sharing arrangements with policyholders and additionally through reinsurance to manage risk and bring greater efficiencies to capital management.

Achieving positive underwriting results is complemented by investment income, which we derive from investments of underwriting cash flows, shareholders’ capital, and funds provided by debt holders. Through the years, the combination of underwriting and investment income has led to: 1) increased earnings over cycles, 2) balance sheet strength, and 3) increasing cash dividends to shareholders. This strategy is evaluated each year by the Board of Directors when it reviews and approves management’s annual operating and capital allocation budgets. The evaluation includes, among other things, these major considerations:

•The business’s performance over multi-year insurance cycles. Reviews of 10-year trends are favored, as these likely include one or two economic and/or insurance underwriting cycles. This provides enough time for these cycles to run their course, for premium rate changes and subsequent underwriting results to appear in financial statements, and for reserved loss costs to be quantified with greater accuracy;
•The allocation of capital to Old Republic’s key insurance underwriting subsidiaries, based on their risk-taking appetites and abilities, and their reserves to pay claims.

Old Republic’s capital management strategy is underpinned by:

•Retaining favorable independent financial ratings for the Company’s insurance underwriting subsidiaries;
•Returning excess capital to shareholders, including through increasing cash dividend payments over time based on the Company’s earnings power and trends.

Old Republic’s consistent cash dividend policy has produced these results:

•Dividend payments have been made without interruption since 1942 (in 82 of the Company’s 99 years);
•The annual cash dividend rate has been raised in each of the past 42 years.

The following table shows the total return to shareholders, assuming reinvested cash dividends on a pre-tax basis, of Old Republic’s common stock in comparison with the selected benchmark and a peer group of companies.

Five Year Peer Group Comparisons of Total Returns

Company Name / Index	Base Period Dec 17	Indexed Returns Years Ending Dec 18	Dec 19	Dec 20	Dec 21	Dec 22
Old Republic International Corporation	$100.00	$104.85	$123.46	$114.02	$165.24	$176.27
S&P 500 Index	$100.00	$95.62	$125.72	$148.85	$191.58	$156.88
Peer Group	$100.00	$85.23	$108.96	$100.99	$135.87	$150.58

$250
$200
$150
$100
$50
Old Republic International Corporation
S&P 500 Index
Peer Group
2017
2018
2019
2020
2021
2022

The Peer Group has been approved by the Compensation Committee of Old Republic’s Board of Directors. The Peer Group consists of American Financial Group, Inc.; American International Group, Inc.; W.R. Berkley Corporation; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corporation; Fidelity National Financial, Inc.; First American Financial Corporation; The Hartford Financial Services Group, Inc.; Stewart Information Services Corporation; and The Travelers Companies, Inc.

The binding of Organization, Purpose, and Long-Term Strategy is buttressed by Old Republic’s by-laws and charter provisions from which its long-established policies of corporate governance emanate. The structure and policies of this governance have emphasized the stability, continuity, and sustainability of the enterprise for achieving long-term value for all stakeholders and are discussed in the following two sections.

LEADERSHIP STRUCTURE AND RISK MANAGEMENT

The Company’s leadership structure and its risk management processes are overseen and monitored by the Board of Directors. Old Republic’s Board holds management accountable for protecting and enhancing the value of the Company and its businesses and holds its CEO responsible for setting the proper tone in shaping and nurturing the Company’s culture and values for the benefit of shareholders and all other stakeholders. These other stakeholders include: the policyholders to whom long-term promises of financial indemnity and stability are made by the Company’s insurance subsidiaries, the employees who provide the intellectual capital and business relationships necessary for the conduct and success of the Company, the debt holders who extend a portion of the capital at risk, and the regulators who protect the public interest vested in the Company’s insurance businesses. To meet these responsibilities and objectives, the Board expects the CEO to be a knowledgeable and well-rounded leader who, as chief enterprise risk manager, is dedicated to Old Republic’s overall Mission and is best qualified to address and balance the interests of all stakeholders.

A Lead Independent Director is nominated by the Governance and Nominating Committee and is elected annually by the Independent Directors, who meet as a group four times each year. The Lead Independent Director chairs the meetings of the Independent Directors and serves as that group’s liaison to the Chairman and CEO. In this capacity, the Lead Independent Director may preside at Board meetings in the Chairman’s absence, provide input to meeting agendas of the: 1) full Board, 2) Independent Directors, and 3) Board committees, and act as liaison among various committee chairs in the resolution of inter-committee governance issues that may arise on occasion.

Old Republic’s business is managed through a relatively flat, non-bureaucratic organizational structure. The CEO is primarily responsible for managing enterprise-wide risks. The CEO and the Company use long-established control processes and a variety of long-established methods to coordinate system-wide risk taking and risk management. These processes and methods are based on the following major functions: lines of business responsibility, enterprise functions, and internal audit and peer reviews.

The managers of the lines of business operations are responsible for identifying, monitoring, quantifying, and mitigating insurance underwriting risks falling within their areas of responsibility. These managers use reports covering annual, quarterly or monthly time frames to identify the status and content of risk, including pricing or underwriting changes. These management reports ensure the continuity and timeliness of appropriate risk management monitoring and enterprise-wide oversight of existing or emerging issues.

The enterprise functions incorporate system-wide risk management, including asset/liability matching that aligns underwriting exposure, regulatory and public interest compliance, finance, actuarial, and legal functions. These functions are independent of lines of business operations and are coordinated on an enterprise-wide basis by the CEO and other executive officers.

The internal audit processes provide independent assessments of management’s performance and internal control systems. Internal audit activities are intended to give reasonable assurance that resources are adequately protected and that significant financial, managerial and operating information is materially complete, accurate and reliable. This process is also intended to ensure that employees’ actions are in compliance with corporate policies, standards, procedures, internal control guidelines, and applicable laws and regulations.

The corporate culture, the actions of our employees, and continuity of employment are critical to the Company’s risk management processes. Old Republic’s Code of Business Conduct and Ethics provides a framework for all employees to conduct themselves with integrity in the delivery of the Company’s services to its customers and in connection with all Company relationships and activities.

BOARD OF DIRECTORS’ RESPONSIBILITIES AND INDEPENDENCE

Old Republic believes that good corporate governance begins with a Board of Directors that appreciates the Company’s special place as a holding company for state-regulated insurance underwriting companies that are vested with a public trust. In line with the governance features set forth in the Company’s Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), Old Republic seeks to attract and has retained for many years Board members who possess certain critical personal characteristics, most importantly: (i) intelligence, honesty, good judgment, high ethics, and standards of integrity, fairness and responsibility, (ii) respect within the social, business and professional community for their principles and insights; (iii) demonstrated analytic ability; and (iv) ability and initiative to frame insightful questions, to challenge questionable assumptions collegially, and to disagree in a constructive fashion in such circumstances as may arise in the course of the Company’s activities.

The Board of Directors’ main responsibility is to oversee the Company’s operations, directly and through several committees operating in a coordinated and collegial manner. In exercising this responsibility, each director is expected to utilize his or her business judgment in the best interests of the Company, its shareholders and all other stakeholders. The Board’s oversight duties include:

•Ascertain that strategies and policies are in place to encourage the growth of consolidated earnings and shareholders’ equity over the long term;

•Ascertain that the Company’s business is managed in a sound and conservative manner that takes into account the public interest vested in its insurance subsidiaries;
•Provide advice and counsel to management on business opportunities and strategies;
•Review and approve major corporate transactions;
•Monitor the adequacy of the Company’s internal control and financial reporting systems and practices to safeguard assets and to comply with applicable laws and regulations;
•Ascertain that appropriate policies and practices are in place for managing the risks faced by the enterprise;
•Evaluate periodically the performance of the CEO in the context of the Company’s Mission and performance;
•Review and approve senior management’s base and incentive compensation taking into account the business’s performance gauged by its intermediate and long-term returns on equity, growth of operating earnings, and financial soundness;
•Periodically review senior management development and succession plans at corporate and operating subsidiary levels;
•Select and recommend for shareholder election candidates deemed qualified for Board service;
•Select and retain an independent registered public accounting firm for the purpose of expressing its opinion on the annual financial statements and internal controls over financial reporting of the Company and its subsidiaries;
•Act as the Board of Directors of the Company’s significant regulated insurance company subsidiaries; and
•Monitor, review and approve the operations and major policy decisions of the Company’s insurance subsidiaries.

In considering the qualifications and independence of Board members and candidates, the Governance and Nominating Committee and full Board seek to identify individuals who, at a minimum:

•Satisfy the requirements for director independence, as set out in the Company’s Corporate Governance Guidelines, in the Listed Company Standards of the NYSE, and in the regulations of the SEC;
•Are, or have been, senior executives of businesses or professional organizations; and
•Have significant business, financial, accounting and/or legal backgrounds that lend themselves to the unique nature of the Company’s insurance underwriting operations so as to address market, customer, and societal needs.

In attracting and retaining members of the Board of Directors, the Company adheres faithfully to a non-discrimination policy. While the Company does not have a formal policy governing diversity among directors or candidates, the Board believes that diverse backgrounds are valuable attributes to service on our Board. In addition to the professional and personal qualifications already noted, consideration is given to matters of inclusion in the nomination process.

Old Republic places great value on members’ long-term, successful experience in businesses and professions that can add to its Mission and long-term strategy. Long board tenure is favored, as it enables a knowledge-based, long-term perspective on the Company’s business and provides greater assurance of stability, continuity, and sustainability of the enterprise and its Mission. Old Republic’s and its significant regulated insurance company subsidiaries’ Boards of Directors have been classified into three classes for many decades. This staggered board organization recognizes policyholders’ dependence on stability and reliability to meet obligations of financial indemnity over long periods of time.

The long-term orientation to board service notwithstanding, an individual will not be slated for election to the Board following his or her 75th birthday, unless such individual is subject to a review by the Governance and Nominating Committee. This review will consider an individual's willingness to serve and his or her ability to make an ongoing contribution to the Company's governance and operations. Pursuant to this policy, the Board, at its meeting to slate directors for 2023, evaluated the qualifications and long-term and continuing contributions of Ms. Taubitz as a director. The Board, with Ms. Taubitz abstaining, unanimously recommended waiving the policy’s application and she was slated as an incumbent director for re-election.

As part of its governance duties, the Board reviews the Annual Meeting of the Shareholders vote concerning directors and considers votes withheld from the election of a director as the equivalent to a vote against the director. In the event that any director receives fewer votes for than against his or her election or re-election, the Governance and Nominating Committee is committed to investigating the reason or reasons for such a withhold vote. Following its investigation, the Governance and Nominating Committee will make such recommendations to the full Board as it deems appropriate in light of the circumstances. Such actions may include a recommendation by the Governance and Nominating Committee that the director resign, and the Board will act on the Governance and Nominating Committee’s recommendation, and the Board’s resignation policy is for a director to resign if the Board requests such resignation.

Following the Shareholder meeting, twelve of the Company’s directors will have been affirmatively determined to qualify as “independent” directors in accordance with Section 303A.02 of the Listed Company Standards of the NYSE, Rule 10C-1 and item 407 (a) of Regulation S-K of the SEC. Neither they nor any members of their immediate families have had any of the types of disqualifying relationships with the Company or any of its subsidiaries in the last three years, as set forth in subsection (b) of Section 303A.02 of the NYSE’s Listed Company Standards. The entire Board and each of its standing Committees conduct an annual self-evaluation that includes a determination of each member’s independence. To facilitate this annual self-evaluation process, each director completes an anonymous questionnaire on the Board’s performance, and the responses are then aggregated and provided to the Chair of the Governance and Nominating Committee, who in turn reviews the responses with the full Board of Directors at the next scheduled Board meeting. Similarly, as part of this annual self-evaluation process, each director serving on either the Audit Committee, Compensation Committee or the Governance and Nominating Committee completes an anonymous questionnaire on their respective committee’s performance, and the responses are then aggregated and provided to the Chair of the Governance and Nominating Committee, who in turn reviews the responses with respective committee members at their next scheduled meeting. During 2022, the independent directors held a meeting in executive session without management directors in accordance with NYSE Listed Company Standards. Mr. Walker was the Lead Independent Director in 2022.

Directors receive a broad array of public and internal proprietary information upon becoming members of the Board. This enables them to become familiar with the Company’s business, strategic plans, significant financial, accounting and management matters, compliance programs, conflict of interest policies, Code of Business Conduct and Ethics (see Code of Business Conduct and Ethics in the Governance section at www.oldrepublic.com), Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), principal officers, and the independent registered public accounting firm. Further, the Company supports directors taking advantage of, and attending, director education programs whenever convenient and appropriate. Even with such assistance and in part as the result of the specialized nature of the Company’s businesses and the regulatory framework in which it operates, it is the Company’s view that some time is typically required for a new director to develop knowledge of the Company’s business. Reflecting this necessary personal development, each director is expected to serve two or more three-year terms on the Company’s classified Board, on several of its significant regulated insurance company subsidiaries’ boards, and on one or more Board Committees. Owing to the risk-taking nature of much of the Company’s business, a demonstrated long-term orientation in a Board member’s business dealings and thought processes is considered very important.

RECENT DEVELOPMENTS IN OUR CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices with a long-term orientation. Further, the Board periodically reviews these principles and practices to ensure they are properly aligned with the interests of all stakeholders. Included in these principles and practices is a consideration of environmental, social, and governance (“ESG”) matters. The Board is committed to creating and maintaining board oversight, with input from committee members, on matters related to sustainability, human capital, ethics, information security and other ESG topics.

Executive Management has engaged with the Company’s shareholders and has solicited feedback on a diverse set of ESG areas, reaching out to the Company’s largest shareholders, representing over 50% of institutional shares outstanding, and speaking with all shareholders that responded. The Company’s Chief Executive Officer and Chair of the Executive Committee, Craig R. Smiddy, leads all such meetings and provides a summary of the discussions to the Board of Directors.

In 2020, the Board amended the Company's by-laws to adopt a proxy access provision. The decision to adopt proxy access reflects the Board's continual assessment of the governance attributes that best serve the long-term interests of all the Company's stakeholders. In 2020 the Company also began issuing an annual Sustainability Report, which can be accessed on the Old Republic website at www.oldrepublic.com. The Company believes this report provides information that is of interest to investors and other stakeholders.

In 2022, after discussion with several shareholders, the Board accelerated the expiration of its Rights Plan to August 18, 2022 and terminated the Plan as of that date. The decision to accelerate the expiration of its Rights Plan reflects the Board's continual assessment of the governance attributes that best serve the long-term interest of all the Company's stakeholders. Old Republic’s governance principles and practices continue to emphasize stability, continuity, and sustainability of the enterprise as primary objectives for achieving the greatest long-term value for all stakeholders. Accordingly, the Company reserves the right to adopt a Rights Plan in the future to deter a possible opportunistic hostile tender offer or other abusive takeover transaction that may favor one group of shareholders over another or that, in the good faith business judgment of the Board, is inadequate and not in the best long-term interests of Old Republic and all of its shareholders and other stakeholders.

Over the last five years, our Board refreshment process has resulted in the following:

•Seven new directors and 6 departures;
•Average tenure reduction from 18 years to 8 years;
•Median director age reduction from 77 years to 70 years;
•23% women directors and 23% minority directors

BOARD DIVERSITY AND SKILLS

The following chart and table details the Board’s diversity and skills.

Barbara Adachi	Steve Bateman	Lisa Caldwell	John Dixon	Michael Kennedy	Charles Kovaleski	Spencer Leroy	Peter McNitt	Glenn Reed	Craig Smiddy	J. Eric Smith	Fredricka Taubitz	Steve Walker
Cybersecurity & IT: Oversight and/or leadership role in the implementation of enterprise-wide information technology systems, digital infrastructures, data analytics, privacy and cybersecurity strategy and policies. Relevant training and certification on cybersecurity and information technologies.													
Distribution & Sales: Track record of success implementing distribution and sales strategy, including managing sales workforce, developing and delivering goals and managing relationships with client.										X	X		
Finance & Accounting: Record in leadership positions related to financial planning, internal controls and risk management. Knowledge of financial reporting and regulatory requirements related to financial disclosures.	X	X			X		X	X	X	X	X	X	X
Human Capital: Experience with talent management, attraction and retention, succession planning, remuneration and other topics related to an organization's workforce.	X		X								X		
Insurance: Experience in financial services industry, with specific knowledge of the insurance industry business fundamentals, products, distribution, actuarial concepts, risks and asset management.	X	X				X	X		X	X	X	X	X
Leadership & Board Experience: Experience working in senior leadership positions in organizations, as member of the executive team or Board of Directors.	X	X	X	X	X	X	X	X	X	X	X	X	X
Legal & Public Policy: Past leadership position in the areas of compliance and law, as well as establishing and developing relationships with government officials at any level.			X	X	X	X	X		X		X		X
M&A & Capital Markets: Experience leading processes of merger, acquisitions, divestments, corporate restructuring and reorganization, as well as knowledge about the instruments and transactions in the capital market.		X	X		X		X	X	X	X	X

Data privacy and information security are considered material topics to our Company. In the succession plan and initiatives for Board refreshment, the Governance and Nominating Committee is focused on identifying and attracting directors with relevant experience on cybersecurity and the protection of users’ data.

PROCEDURES FOR THE APPROVAL OF RELATED PERSON TRANSACTIONS

In addition to a Code of Business Conduct and Ethics and a Code of Ethics for the Principal Executive Officer (CEO) and Senior Financial Officer (CFO), Old Republic also has a Conflict of Interest Policy, which is circulated annually and acknowledged by all directors, officers and key employees of the Company and its subsidiaries. This policy states that no director, officer, or employee of the Company or its subsidiaries may acquire or retain any interest that conflicts with the interest of the Company. This includes direct or indirect interests in entities or individuals doing business with the Company or its subsidiaries. If such a conflict occurs, employees are required to give a prior written disclosure of the conflict to the Company for evaluation. Such transactions or relationships shall be reviewed by a subcommittee of the Executive Committee composed of independent members: one from the Executive Committee, who serves as the Chair, and the chairs of the Audit, Compensation, and Governance and Nominating Committees. The current members of this subcommittee are Mr. LeRoy III (Chair), Mr. McNitt, Ms. Taubitz, and Mr. Walker.

Directors, officers, and affected employees are required to provide reasonable prior notice to the Company of any related party transaction, as defined by the Listed Company Standards of the NYSE and SEC rules. Under the procedures established by the subcommittee, a reasonable prior review of such related party transaction must be conducted to determine the appropriate action, if any, to take. If, based upon such prior reviews, the subcommittee concludes that such related party transaction is inconsistent with the interests of the Company and its shareholders, it shall prohibit it. Any director who is the subject of an existing or potential related party transaction will not participate in the decision-making process relating to such transaction. During 2022, there were no proposed related party transactions.

DELINQUENT SECTION 16(a) REPORTS

The Company believes that all reports required by Section 16(a) were properly filed during the year ended December 31, 2022, except that a late Form 4 filing was made by Mr. Kennedy on January 24, 2023 to report ten monthly purchases of 295 shares from April 2022 through January 2023 made pursuant to a 10b5-1 plan, and a late Form 4 filing was made by Mr. Sodaro on January 24, 2023 to report the surrender of 441 shares in connection with the vesting of restricted stock that occurred on May 31, 2022.

THE BOARD AND ITS COMMITTEES

The Board of Directors met four times, once each quarter (February and May virtually and August and December in person). Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and committees on which each served. The Company does not require its Board of Directors to attend the Annual Meeting of the Shareholders, as such meeting is conducted by the Chairman and the CEO, who are designated to represent the entire Board of Directors for the meeting.

Membership on the Company's Audit, Compensation, and Governance and Nominating Committees consists exclusively of independent directors. The members, chairs and vice-chairs of these Committees are recommended each year to the Board by the Governance and Nominating Committee in consultation with the Executive Committee. Each of these Committees has the authority and funding to retain independent advisors or counsel as necessary and appropriate in the fulfillment of its duties. Each chair sets the agenda of their respective Committee's meetings, consulting as necessary and appropriate with the Chairman of the Board. All directors have full and free access to the Company's senior management during scheduled meetings of the Board and its Committees.

The following table shows the membership of the Board of Directors and its Committees as of the date of this proxy statement. The total number of meetings include both virtual and telephonic meetings.

BOARD AND COMMITTEE MEMBERSHIP
Committees
Director	Independent Directors(a)	Other Directors(b)	Audit	Compensation	Executive	Governance and Nominating
Barbara A. Adachi	●		●			●
Steven J. Bateman	●		●(c)(e)	●
Lisa J. Caldwell	●			●		●
John M. Dixon	●			●(g)	●	●
Michael D. Kennedy	●		●			●
Charles J. Kovaleski	●		●			●
Spencer LeRoy III	●				●
Peter B. McNitt	●		●(c)	●(d)(g)	●(g)
Glenn W. Reed	●		●(c)	●
Craig R. Smiddy		●			●(d)
J. Eric Smith (h)	●			●		●
Arnold L. Steiner (i)	●			●	●	●
Fredricka Taubitz	●		●(c)(d)	●	●
Steven R. Walker	●(d)(f)		●		●	●(d)
Number of meetings	4		7	5	4	4
(a)Independent Director as that term is defined in SEC regulation and the Listed Company Standards of the NYSE.
(b)The Other Director classification includes all directors who are members of management, or do not currently meet the standard indicated in (a) above.
(c)Financial Experts as that term is defined by SEC regulation.
(d)Chair
(e)Vice Chair
(f)Lead Independent Director
(g)Effective March 1, 2023, Mr. McNitt became Compensation Committee Chair and a member of the Executive Committee; Mr. Dixon was the previous Compensation Committee Chair.
(h)Effective March 17, 2023, Mr. Smith was elected a Director and a member of the Compensation Committee and Governance and Nominating Committee.
(i)Until Mr. Steiner’s term as a Director expires on May 25, 2023

Audit Committee
Members:	Barbara A. Adachi	Peter B. McNitt
	Steven J. Bateman, Vice Chair	Glenn W. Reed
	Michael D. Kennedy	Fredricka Taubitz, Chair
	Charles J. Kovaleski	Steven R. Walker

The Audit Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and like all Board committees reports through its chair in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Audit Committee is organized to assist the Board in monitoring: (1) the integrity of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, performance, and independence of the registered public accounting firm, (4) the qualifications and performance of the Company’s internal audit function, and (5) the Company’s data protection and cybersecurity risk exposure and the steps management has taken to assess the overall threat landscape and respond appropriately, including the strategy management implemented to mitigate the Company’s risk exposure. Further, it is charged with preparing the annual report required by SEC rules to be included in the Company’s proxy statement (which is printed below), and serving as the audit committee of each of the Company’s regulated insurance subsidiaries to the extent required by the National Association of Insurance Commissioners’ Model Audit Rule.

The Audit Committee held seven meetings during 2022 with the Company’s independent registered public accounting firm and management, four of which were held prior to the Company’s filing of quarterly reports on SEC Form 10-Q and its annual report on SEC Form 10-K.

Old Republic has dedicated significant resources across the enterprise to monitor and address its cyber and information security risks. A working group established across all operating subsidiaries meets regularly and reports to members of senior management. On a quarterly basis, management updates the Audit Committee on current issues. Third party consultants are periodically retained by the Company, and their expertise is available to all subsidiaries.

Each Audit Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC Rule 10A-3(b)(1) and the NYSE’s Listed Company Standards. Four members of the Committee are deemed to qualify as audit committee financial experts as that term is defined in SEC Regulation S-K. No member served on the audit committees of more than two other publicly held companies.

Compensation Committee
Members:	Steven J. Bateman	Glenn W. Reed
	Lisa J. Caldwell	J. Eric Smith
	John M. Dixon	Arnold L. Steiner
	Peter B. McNitt, Chair	Fredricka Taubitz

The Compensation Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation and, like all Board committees, reports through its chair in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Compensation Committee is responsible for: (1) evaluating the CEO’s performance and setting compensation (“compensation” meaning annual salary, annual performance recognition awards, and equity-based awards), (2) reviewing and approving, with input from the CEO, the evaluation and compensation of other executive officers and certain senior managers of the Company and its subsidiaries, (3) reviewing and advising on general levels of compensation of other employees, (4) reviewing the Company’s short-term and long-term incentive compensation plans, (5) preparing the annual report (which is printed below) required by SEC rules to be included in the Company’s proxy statement, (6) retaining compensation consultants, independent legal counsel or other advisers, (7) taking such other actions as may be necessary to perform its functions, and (8) reviewing Company policies and strategies pertaining to human capital management, including initiatives and programs related to diversity, equity, and inclusion. The Committee is also responsible for reviewing directors’ compensation.

Each Compensation Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards. The independence and possible conflicts of interest of consultants, counsels or advisors retained by the committee (as required by the NYSE’s Listed Company Standards and SEC Rule 10C-1) are taken into consideration when they are selected. Inquiries into any possible conflicts of interest are made when such persons are retained and annually thereafter, if their services are continued.

In 2022, the Committee retained Fredrick W. Cook & Co., Inc. to review the Company's compensation programs and procedures applicable to the Company's executive officers and directors. The consultant was asked to provide a comparison of the compensation programs of companies similar in size, operation and organization to the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. The consultant has not performed any other work for the Company or any of its subsidiaries. The consultant is considered independent according to SEC Rule 10C-1 and the requirements of the Dodd-Frank Act. All compensation recommendations are made solely by the Compensation Committee following consultation with the CEO regarding the Company’s executive officers (other than the CEO) and certain other senior managers of the Company and its subsidiaries.

The Compensation Committee, at the direction of the Board, has reviewed the Company’s compensation policies and practices and has concluded that they do not encourage ORI’s executive officers or any other employees to take unnecessary or excessive risks to attain short-term results or that could adversely affect management of the Company for the long run.

Executive Committee
Members:	John M. Dixon	Arnold L. Steiner
	Spencer LeRoy III	Fredricka Taubitz
	Peter B. McNitt	Steven R. Walker
Craig R. Smiddy, Chair

The Executive Committee operates pursuant to a written charter approved by the Board of Directors and, like all Board committees, reports through its chair in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

Pursuant to its charter, the Executive Committee has the authority to address the matters and perform the functions as noted below (and make the necessary recommendations to the entire Board or appropriate committee thereof): (1) acts as the Company’s finance committee and reviews, approves, and recommends for approval by the full board the Company’s investment policies, (2) reviews, approves, and recommends for approval by the full board the Company’s dividend and capitalization policies, (3) monitors the Company’s enterprise risk management, (4) analyzes and approves and recommends for approval by the full Board potential acquisitions or divestitures by the Company or its subsidiaries, (5) annually reviews and evaluates management development and executive succession plans, (6) serves as the Corporate Pension Committee and Administration Committee, as applicable, for the Company’s qualified plans (currently, the Old Republic International Employees Retirement and the ORI 401(k) Savings and Profit Sharing Plan) and the Old Republic International Corporation Amended and Restated Executives Excess Benefits Pension Plan, (7) oversees the Employee Benefit Management Advisory Group, a management committee for which the Executive Committee formed, established a charter, and delegated authority related to item (6) above, (8) makes any necessary and appropriate recommendations to the Governance and Nominating Committee regarding Board and Committee membership, and (9) has established a subcommittee of independent directors to review and act upon any related party transaction as defined the Listed Company Standards of the NYSE and SEC rules.

Governance and Nominating Committee
Members:	Barbara A. Adachi	Charles J. Kovaleski
	Lisa J. Caldwell	J. Eric Smith
	John M. Dixon	Arnold L. Steiner
	Michael D. Kennedy	Steven R. Walker, Chair

The Governance and Nominating Committee is organized to oversee the Company’s policies relative to the size, composition and qualifications of the Board of Directors. The Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and, like all Board committees, reports through its chair in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Governance and Nominating Committee is authorized to: (1) establish procedures and qualification criteria to identify and recommend qualified candidates for election to the Board, taking into consideration any recommendations from the Executive Committee, (2) review annually the qualifications and requirements of the member directors, the structure and performance of Board Committees and, jointly with the Compensation Committee, the compensation for Board members, (3) develop, recommend and annually reassess the Corporate Governance Guidelines applicable to the Company, (4) periodically review, in conjunction with the full Board, the Company’s succession plans with respect to the CEO and other senior officers, (5) maintain and recommend changes to the Board-approved Code of Business Conduct and Ethics and the Code of Ethics for the Principal Executive Officer and Senior Financial Officer, (6) serve in an advisory capacity to the Board and its Chairman on matters of the organizational and governance structure of the Company, and (7) review the Company’s policies and strategies on environmental, social, and governance (ESG) matters that are critical to the Company’s long-term success, including the Company’s impact on the environment and the risk associated with climate change.

The Board of Directors, following this year’s Shareholders meeting, will be composed of thirteen persons, of whom twelve are classified as independent. While total membership may vary from time to time, it is the Company’s longer-term objective to have a Board consisting of nine to eleven members with at least 80% qualifying as independent. In conjunction with the responsibilities listed as items (1) and (2) immediately above, the Committee evaluates and proposes new and continuing candidates both for the Board and for Committee memberships. In these regards, the Committee takes into account the factors regarding director qualifications and independence described under the heading “Board of Directors’ Responsibilities and Independence”.

The Committee may consider qualified director candidates nominated by shareholders as further set forth below under “Shareholder Proposals or Director Nominations for the 2024 Annual Meeting of the Shareholders”, but the Committee has no obligation to recommend such candidates. The nomination should be accompanied by a comprehensive description of the person’s qualifications plus additional sources of relevant information that will assist the Committee in its review of the person’s background and qualifications before making a determination of the candidate’s fitness to serve. Such material must conform to the requirements contained in the Company’s “Advance Notice by-law”. The requirements of that by-law can be reviewed on the Company’s website, www.oldrepublic.com. All candidates nominated by shareholders will be evaluated with the same minimum criteria discussed in this proxy statement. A candidate who does not display such criteria will not be recommended by the Committee for membership on the Board. Given the long-term, regulated nature of the Company’s business, nominees will not be considered if they are regarded simply as representatives of a particular shareholder or group of shareholders with a short-term agenda and not oriented toward the demands of a regulated insurance business vested with the public interest.

Each Governance and Nominating Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders of the Company and other interested parties may communicate with the Chairman, Lead Independent Director, the independent directors, the Board of Directors as a whole, or with any individual director. Such communications must be in writing and sent to Old Republic International Corporation, c/o Secretary, 307 N. Michigan Ave, Chicago, IL 60601. The Secretary will promptly forward such communications to the intended recipient.

ITEM 2
RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the year 2023. The selection has been approved by the Board of Directors and remains subject to a review of KPMG’s proposed fee and scope of the audit. In the ordinary course of corporate governance, the Board of Directors is asking and recommending that the shareholders ratify this selection subject to the Committee’s acceptance of KPMG’s proposed fee and audit scope. The Company is not required to take any action as a result of the outcome of the vote on this proposal. However, in the event the shareholders fail to ratify this selection, the Board of Directors and the Audit Committee will investigate the reasons for the shareholders’ rejection and may consider whether to retain KPMG or to appoint another independent registered public accounting firm. Even if the selection of KPMG is ratified, the Board of Directors and Audit Committee, at their discretion, may direct the appointment of a different independent registered public accounting firm if they believe that such a change would be in the best interests of the Company’s shareholders and other stakeholders.

EXTERNAL AUDIT SERVICES

The Audit Committee had previously selected KPMG as the Company’s independent registered public accounting firm to examine its consolidated financial statements for the year ended December 31, 2022. A member of KPMG will be invited to attend the Company’s Annual Meeting of the Shareholders. He or she will be provided with an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

KPMG’s aggregate fees for professional services for 2022 and 2021 are shown below.

Type of Fees	2022	2021
Audit	$5,986,085	$5,804,050
Audit Related	300,391	393,700
Tax	—	—
All Other	—	—
Total	$6,286,476	$6,197,750

The term “Audit Fees” refers to expenses covering: (a) professional services rendered by the auditors for the audit of the Company’s consolidated annual financial statements and internal control over financial reporting included in the Company’s Form 10-K, (b) reviews without audit of financial statements included in the Company’s Forms 10-Q, and (c) services normally provided by the auditors in connection with mandated audits of statutory financial statements and filings. “Audit Related Fees” refers to charges for assurance and related services by the auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. Audits of the Company’s employee benefit plans, when required, are performed by an independent audit firm other than KPMG. “Tax Fees” refers to fees for professional services rendered by the auditors for tax compliance. The term “All Other Fees” refers to fees for products and services provided by the auditors, other than those reported under the preceding categories.

The charter of the Audit Committee requires that it preapprove all non-audit work by the Company’s independent registered public accounting firm. In determining whether to approve non-audit services, the Committee considers whether the services in question facilitate the performance of the audit, improve the Company’s financial reporting process or are otherwise in the Company’s and its shareholders’ interests. All of the Audit-Related Fees billed to the Company in 2022 and 2021 were approved by the Audit Committee pursuant to the pre-approval waiver requirements of SEC Regulation S-X.

KPMG has advised the Committee of its independence with respect to the Company.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be voted in favor of the ratification of the selection of this firm unless shareholders specify to the contrary. The results of this vote will be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

AUDIT COMMITTEE REPORT FOR 2022

In accordance with its written charter, the Audit Committee performs the oversight role assigned to it by the Board of Directors. As part of its oversight responsibilities, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for 2022.

Management has responsibility for preparing the Company's financial statements as well as for the Company's financial reporting process and internal controls. KPMG is responsible for expressing opinions on the conformity of the Company's audited financial statements with U.S. Generally Accepted Accounting Principles, and the effectiveness of the Company's internal control over financial reporting.

The Audit Committee met with KPMG, with and without management representatives present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. During 2022, the Audit Committee reviewed the interim financial and other information contained in each quarterly report on Form 10-Q filed with the SEC with the Chief Executive Officer, Chief Financial Officer, and KPMG prior to its filing. The Annual Report on Form 10-K was similarly reviewed. In addition, the Audit Committee took up with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Further, the Audit Committee received and discussed the written communications from KPMG required by applicable requirements of the PCAOB regarding KPMG’s independence. The Audit Committee reviewed the Company’s internal audit function, including the reporting obligations and proposed audit plans and periodic reports summarizing the results of internal auditing activities. The Audit Committee met regularly with the Company’s legal counsel to review the status of litigation involving the Company or its subsidiaries and to ascertain that the Company complied with applicable laws and regulations. Further, the Audit Committee received reports to monitor and review the Company’s assessment of data protection and cybersecurity risk exposure and mitigation efforts.

Following all of these discussions and reviews, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

By the Audit Committee:
Barbara A. Adachi	Peter B. McNitt
Steven J. Bateman	Glenn W. Reed
Michael D. Kennedy	Fredricka Taubitz, Chair
Charles J. Kovaleski	Steven R. Walker

COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT FOR 2022

The Compensation Committee met its oversight responsibilities for the year 2022 by reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based upon this review, its discussions and its activities, the Compensation Committee recommended that the CD&A be included in this proxy statement.

By the Compensation Committee:
Steven J. Bateman	Glenn W. Reed
Lisa J. Caldwell	Arnold L. Steiner
John M. Dixon	Fredricka Taubitz
Peter B. McNitt, Chair

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has served within the last three years as an officer or employee of the Company or any of its subsidiaries, nor has any executive officer of the Company served as a director or member of a compensation committee for any company that employs any director of the Company or member of the Compensation Committee.

DIRECTORS’ COMPENSATION

During 2022, the directors received an annual retainer of $140,000, plus an additional annual committee fee of $14,000 for each committee on which they served. Effective 2023, the director’s annual retainer was increased to $165,000. Directors who are employees of the Company or its subsidiaries receive no compensation for their services as directors or committee members. During 2022, the Chairman of the Board received an additional annual retainer of $70,000. During 2022, the Lead Independent Director and chair of the Governance and Nominating and Compensation Committees each received an additional retainer of $14,000 for each position. During 2022, the chair of the Audit Committee received an annual retainer of $21,000. During 2022, the vice-chair of each committee received an additional retainer of $7,000. Board members also serve as directors of several regulated insurance underwriting subsidiaries of the Company, for which no additional compensation is paid. In addition, the Company and its subsidiaries either directly pay or reimburse directors for travel, lodging and related expenses incurred in attending director or Committee meetings.

Independent directors may not receive any form of compensation from the Company other than compensation for services as a director in order to remain qualified as independent.

Director compensation is reviewed annually, and any changes are recommended by the Compensation Committee in consultation with the CEO and any independent consultant retained by the Compensation Committee for that purpose. The Compensation Committee’s recommendations are, in turn, voted upon by the full Board.

The following table lists the compensation paid to each director of the Company eligible to receive such fees. Mr. Smiddy, as an employee of the Company, has his compensation reported in the Summary Compensation Table shown elsewhere in this proxy statement.

2022 Directors’ Compensation
Name	Fees Earned or Paid in Cash	All Other Compensation Other	Total
Barbara A. Adachi	$ 168,000	$ -	$ 168,000
Steven J. Bateman	175,000	-	175,000
Lisa J. Caldwell	168,000	-	168,000
Jimmy A. Dew (1)	70,000	-	70,000
John M. Dixon	196,000	-	196,000
Michael D. Kennedy	168,000	-	168,000
Charles J. Kovaleski	168,000	-	168,000
Spencer LeRoy III	224,000	-	224,000
Peter B. McNitt	175,000	-	175,000
Glenn W. Reed	168,000	-	168,000
J. Eric Smith (2)	-	-	-
Arnold L. Steiner	182,000	-	182,000
Fredricka Taubitz	203,000	-	203,000
Steven R. Walker	210,000	-	210,000

(1) Mr. Dew’s term ended on May 26, 2022.
(2) Mr. Smith was elected to the Board effective March 17, 2023.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Compensation levels are set to enable the Company to attract, reward and retain executive officers and other employees critical to its long-term success. The Board of Directors believes that compensation paid to executive officers with policy setting responsibilities should be closely aligned with the Company’s performance on both a short-term and long-term basis. For example, in 2022 the annual performance recognition compensation paid under the various Key Employee Performance Recognition Plans (“KEPRP”) was primarily determined on the basis of the trailing five-year averages for: (a) premiums and fees growth, (b) growth in operating earnings, (c) underwriting results, and (d) achieved returns on equity in excess of a preset minimum. For executive officers, certain senior managers, and certain other employees, annual performance recognition compensation is based in part on these factors, as well as on their individual performance in the long-term interest of the Company.

Executive officers, including the CEO and CFO, do not have employment contracts. They and all other employees of the Company and its subsidiaries are “employees-at-will”. Compensation for the CEO, CFO, other executive officers, and certain senior managers of the Company and its subsidiaries is set annually by the Compensation Committee of the Board of Directors based either on its sole determination or in consultation with the CEO. In 2022, the Company did not generally set salary, performance recognition compensation or equity-based compensation on targets that automatically resulted in salary increases or awards based solely on the achievement of such targets. Rather, total compensation paid to executive officers, certain senior managers and certain other employees was reflective of the financial performance achieved by the Company or the subsidiaries for which they work. In certain cases, employees’ individual performance is subjectively evaluated and their compensation is set at levels reasonably competitive with Old Republic’s understanding of compensation levels at other companies in the insurance industry.

Beginning in 2023, the Compensation Committee has determined to shift to an objective performance-based compensation program that more directly links executive compensation to the satisfaction of specified performance criteria and individual performance. In doing so, the Compensation Committee seeks to establish a clear line of sight between performance, accountability, and incentive compensation for short-term and long-term incentive compensation. To this end, on March 16, 2023, at the recommendation of the Compensation Committee, the Board approved the Old Republic International Corporation 2023 Performance Recognition Plan (“PRP”), and the Compensation Committee awarded annual performance-based incentive target awards under the PRP for the named executive officers. See below under the heading "2023 Performance Recognition Plan" for a description of the 2023 Performance Recognition Plan and of the 2023 awards made thereunder to the named executive officers. Both Company performance and individual performance will be determinative of the level of payment earned.

The Board of Directors and Compensation Committee reviewed last year’s advisory “say on pay” shareholder vote concerning executive officer compensation and took into account that vote along with all other considerations in its review and determination of compensation for the current year. The Committee expects to also consider that vote and future votes concerning executive officer compensation when reviewing any possible changes in compensation programs.

The companies Old Republic has selected as members of its peer group for 2022 are: American Financial Group, Inc., American International Group, Inc., W. R. Berkley Corporation, Chubb Limited, Cincinnati Financial Corporation, CNA Financial Corporation, Fidelity National Financial, Inc., First American Financial Corporation, The Hartford Financial Services Group, Inc., Stewart Information Services Corporation and The Travelers Companies, Inc. (A comparison of the aggregate stock performance of Old Republic and this peer group appears in the chart in Part II of the Company’s Annual Report on Form 10-K, and in this Proxy statement.)

Executive Performance Considered in Reaching Compensation Decisions

With the goal of attracting, retaining, incentivizing, and rewarding executives, Old Republic focuses on the individual performance of the executives and rewards performance that the Compensation Committee believes will lead to both the short-and long-term success of the Company and its subsidiaries. The Committee evaluates the Company’s CEO and the other executive officers’ performance and compensation primarily in the context of the following factors.

•Vision and planning in managing the Company for the long run;
•Strategies established and implemented to accomplish this important objective;
•Leadership qualities;
•Judgment in making decisions regarding plans and general management of the Company’s affairs;
•Commitment to achieving goals, especially when faced with adversity;
•Ability in setting objectives and promoting the best interests of the Company’s shareholders, the beneficiaries of its subsidiaries’ insurance policies, and those of its other stakeholders;
•Adherence to high ethical standards that promote and protect the Company’s good name, culture and reputation;

None of these factors is given any greater weight than another. Rather, each Compensation Committee member subjectively reviews these factors in the aggregate and exercises business judgment in reaching conclusions. The Committee independently evaluates the CEO’s performance and compensation, and that of other executive officers and certain senior managers in consultation with the CEO.

Elements of Compensation and the Factors and Rationale in Determining Compensation Amounts

The Compensation Committee has established a total compensation package designed to attract, retain, incentivize, and reward executives. The compensation paid to the CEO, CFO, other executive officers and certain senior managers of the Company and its subsidiaries is composed of the following elements treated as a total compensation package:

•Annual salary;
•Annual performance recognition awards made under the KEPRP of the Company or the KEPRP of one of its subsidiaries, usually comprised of cash at the time of the awards and deferred cash;
•Cash performance awards;
•Equity-based awards issued under the 2022 Incentive Compensation Plan; and
•Other employment benefits such as life and health insurance and the 401(k) Plan.

The following table shows the segmented sources of Old Republic’s pretax operating income and its net operating income or loss for the past three years. The level and trends in earnings of such segments and their past and most recent contributions to the Company’s growth in the shareholders’ equity account are important considerations in the determination of cash and equity-based compensation for executive officers, senior managers, and certain other employees.

	Segmented Results ($ in Millions)
	2022	2021	2020
Segmented and consolidated pretax income
excluding investment gains:
General insurance	$689.8	$589.6	$439.8
Title insurance	308.8	515.7	344.0
RFIG run-off	35.2	32.8	9.8
Corporate & other (a)	24.6	25.7	36.7
Consolidated	1,058.6	1,164.0	830.4
Income taxes on above	213.4	228.1	159.6
Net income excluding investment gains	$845.1	$935.9	$670.8

(a)    Represents amounts for Old Republic’s holding company parent, minor corporate services subsidiaries, and a small life and accident insurance operation.

SUMMARY COMPENSATION TABLE

The following table shows the compensation for the named executive officers of the Company. Bonus (KEPRP awards), restricted stock awards and stock option awards for Messrs. Gray, Oberst, Smiddy and Sodaro were primarily based on the Company’s consolidated results. Mr. Yeager’s compensation was primarily based on the results of the Title Insurance group.

SUMMARY COMPENSATION TABLE
(a) Name and Principal Positions	(b) Year	(c) Salary	(d) Bonus (1)	(e) Resticted Stock Awards ("RSAs") (2)	(f) Value of Stock Option Awards (3)	(g) Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)(5)	(h) All Other Compensation (6)		(i) Total ($)
Craig R. Smiddy	2022	$890,000	$1,451,018	$1,638,000	$554,400	$—	$6,592		$4,540,010
President and Chief	2021	863,333	1,244,483		261,800	—	22,676		2,392,292
Executive Officer	2020	808,333	837,579		220,800	—	15,386		1,882,098

Frank J. Sodaro	2022	523,000	439,495	468,000	184,800	—	60,837	(7)	1,676,132
Senior Vice President	2021	367,500	403,304		56,100	—	61,065	(7)	887,969
and Chief Financial
Officer
Effective July 1, 2021

W. Todd Gray	2022	558,667	623,678	468,000	184,800	—	22,647		1,857,792
Executive Vice	2021	535,000	570,369		74,800	—	18,665		1,198,834
President and	2020	520,000	436,505		46,000	—	11,918		1,014,423
Treasurer

Stephen J. Oberst	2022	604,808	812,032	702,000	246,400	—	52,623		2,417,863
Executive Vice	2021	588,077	738,131		121,550	—	73,037	(8)	1,520,795
President	2020	540,385	583,316		101,200	112,108	104,594	(8)	1,441,603

Rande K. Yeager	2022	594,289	1,026,878	374,400	240,240	—	37,787		2,273,594
Executive Chairman –	2021	581,635	1,235,896		121,550	4,637	35,061		1,978,779
Title	2020	564,423	853,924		101,200	58,947	26,095		1,604,589
Insurance Group

(1)    The awards in this column are related to the ORI KEPRP or the KEPRP of one of its subsidiaries and also includes any cash performance awards. Awards attributed to any one year are based on calculations and Compensation Committee approvals made in the following year. Column (d) of the table includes the combined cash and deferred incentive compensation awards granted under the ORI KEPRP or the KEPRP or one of its subsidiaries. The first $50,000 of KEPRP awards is paid in cash. For awards in excess of this amount, 50% of the excess is paid in cash and 50% is deferred. The deferred amounts included in this column are usually not payable before the person retires at 55 years of age or later. The deferred amounts accrue interest for awards made after 2004. The amounts set forth for all executive officers include the amount of the present year award as well as interest accrued during the year on deferred balances from prior years’ awards.
(2)The RSA awards shown in this column were made pursuant to the 2022 Incentive Compensation Plan. These shares vest over a three-year term beginning one year after they were awarded and are subject to forfeiture under certain conditions. The value shown is based upon the price of the Company’s Common Stock on May 26, 2022, the date the Company’s shareholders approved the Incentive Compensation Plan. However, this value is speculative as the actual value of each vested part is determined on the date of vesting. Upon retirement, in the case of Mr. Yeager who has attained age 65 and 10 years of service, the unvested options and restricted shares will continue to vest.
(3)    The option awards in this column (f) were made pursuant to the 2016 Incentive Compensation Plan (for years prior to 2022) and the 2022 Incentive Compensation Plan (for 2022). For 2022, the options vest similar to the RSA awards described in (2) above. For option awards prior to 2022: the options vest 10% at the end of the year of grant, and thereafter annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant they are 100% vested; if the optionee dies, retires in good standing after age 57, or becomes disabled, vesting acceleration occurs. In such cases and in the event of change in control of the Company, vesting accelerates to the extent of the greater of 10% of the shares covered for each year of service by the optionee or the actual vested percentage plus 50% of the unvested remaining shares. In the case of any option granted to an optionee who, as of the Grant Date: (i) has attained age 65, (ii) is currently an employee of the Company or a subsidiary, and (iii) has been employed by the Company or a subsidiary for ten (10) years or longer, such options are considered fully vested as of the Grant Date.

    The value of the options is calculated pursuant to the Black-Scholes-Merton model. The option values represent the estimated present value as of the date the options were granted. Accordingly, the option awards included under this column were granted in the years shown and reflect, among other factors previously noted, an evaluation of earnings trends and returns on equity for prior years. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options include the following:
a)    Options are issued with an exercise price equal to 100% of the per share value at the close of trading (the “Fair Market Value”) of Common Stock on the date of grant. The “Grant Date” shall be the date the Compensation Committee grants an option and the date from which the option term shall be measured.
b)    The term of each option is 10 years (unless such terms are otherwise shortened or forfeited due to termination of employment) and it is assumed that these executives will hold these options for an average of 8 years.
c)    Specific interest rates are used for valuing the awards. Such rates are predicated on the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the expected option life.
d)    A stock price volatility factor is utilized in valuing the option awards. This factor is calculated using closing stock prices for the period prior to the Grant Date corresponding with the expected option life.
e)    Expected annual dividend yields ranging between 4.1% and 4.9% are used in the calculation of the awards.
    The ultimate value of the options will depend on the future market price of the Company’s Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any that an optionee may realize upon exercise of an option will be based on the excess of the market value over the exercise price on the date the option is exercised.
(4)    Represents the aggregate change in the actuarial present value of the accumulated benefits under Old Republic’s defined benefit pension plan (“the Company’s pension plan”). Plan benefits were frozen as of December 31, 2013. For 2022, the year-over-year change in the present value of accumulated benefits resulted in negative amounts for Mr. Yeager of $193,981 and for Mr. Oberst of $197,361, respectively, and in 2021 for Mr. Oberst of $26,027, because of changes in underlying actuarial assumptions. SEC rules require that these negative changes be treated as zeros.
(5)    The Company does not have any non-qualified deferred compensation plans that credit above market or preferential earnings to participants.
(6)    Includes all non-material amounts for: (a) the Company’s matching contribution to the executive officers’ 401(k) accounts, (b) the Company’s non-elective contributions to the executive officer’s 401(k) Plan (historically, contributions to the Baseline Security Plan) accounts, (c) the value of the Company’s group term life insurance plan treated as income, (d) the value of the personal use of any vehicle supplied for Company business, and (e) the personal value of meals and club dues incurred for Company business.
(7)    Included in column (h) is $39,469, the value of 1,503 shares of restricted stock that were awarded to Mr. Sodaro in 2017 as a “sign-on” bonus that vested in 2021 and $35,952 the value of 1,503 shares of this restricted stock awarded that vested in 2022.
(8)    Includes $48,600 and $42,643 in housing expenses covered by the Company in connection with Mr. Oberst's accommodations in Chicago for 2020 and 2021 respectively. No such expenses were covered in 2022.

CEO PAY RATIO DISCLOSURE

The Compensation Committee and Board of Directors believe that executive compensation, particularly as it applies to the Company’s CEO and other executive officers, should be related to the responsibilities undertaken, and be consistent with the Company’s intermediate and long-term performance. In this context, and in accordance with the requirements of The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), as well as the SEC rules adopted pursuant to it, the Company is reporting the ratio of the total annual compensation of the CEO to that of the “Median Employee”.

For purposes of computing the ratio, Mr. Smiddy's compensation is the same as is shown in the Summary Compensation Table immediately above. The total annual compensation for the Median Employee was determined as of December 31, 2022 by preparing a list of all United States (“U.S.”) based employees of the Company’s U.S. subsidiaries at year-end 2022 (excluding the CEO) in the order of the highest to the lowest total annual compensation (excluding retirement plan contributions). The number of non-U.S. employees was excluded as they accounted for approximately 125 persons employed in Canada out of a total of approximately 9,500 Company employees. Pursuant to the pay ratio rule, the compensation of those non-U.S. employees was considered to be de minimis. The compensation for employees who did not work for the Company or one of its subsidiaries for all of 2022 was annualized in arriving at the Median Employee’s compensation. The Median Employee’s total compensation was established by using the same elements of compensation as are shown in the Summary Compensation Table for the CEO.

The total annual compensation of the Company’s CEO - Craig R. Smiddy:	$4,540,010
The total annual compensation of the Median Employee:	$83,635
Ratio of the CEO’s compensation to the Median Employee:	54.3

PAY VERSUS PERFORMANCE

The Board of Directors and the Compensation Committee, in particular, consider company performance in connection with the determination of compensation for the executive officers and certain other senior managers of the Company. The Company makes an effort to align executive officer compensation with shareholder value on an annual and long-term basis. The Company believes that its history of growth over many decades is, in part, a result of its compensation programs that encourage longer-term growth and the building of long-term shareholder value rather than short-term results and believes compensation has been aligned and balanced with shareholder returns.

As discussed earlier in this proxy statement, the Board of Directors and Compensation Committee retained Fredrick W. Cook, Inc. to review the Company’s compensation programs and procedures applicable to the Company’s executive officers and directors. The consultant was asked to provide a comparison of the compensation programs of companies similar in size, operation and organization to the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. As a result of this review, during the periods presented in the following tables and charts, the Company made appropriate and necessary adjustments to the named executive officers’ compensation, including a shift to a larger percentage of the named executive officers’ compensation to long-term incentive awards.

As required by Item 402(v) of Regulation S-K, we are providing the following table that illustrates the relationship between executive compensation actually paid (as defined by Item 402(v) of Regulation S-K) and certain measures of financial performance of the Company. The table below illustrates the compensation for our principal executive officer (PEO, also known as our CEO) and the average compensation amounts for our remaining named executive officers (NEOs).

Year	Summary Compensation Table Totals for CEO (1)	Compensation Actually Paid to CEO (1,3)	Average Summary Compensation Table Total for remaining NEOs (1)	Compensation Actually Paid to remaining NEOs (1,3)	Value of Initial Fixed $100 Investment Based On:
					Old Republic Total Shareholder Return (TSR)	Peer Group TSR	Net Income	Net Operating Income (2)	Underwriting Income (2)
							($ Millions)

2022	$4,540,010	$5,056,150	$2,056,345	$2,196,828	$142.78	$138.20	$686.4	$670.8	$435.2
2021	2,392,292	3,259,180	1,243,941	1,471,040	133.84	124.70	1,534.3	935.9	785.9
2020	1,882,098	1,643,582	1,268,335	1,175,383	92.36	92.69	558.6	845.1	665.8

(1)Mr. Smiddy was the Company's CEO for each year presented. For 2020, the remaining NEOs were Messers. Mueller, Gray, Oberst and Yeager. For 2021, the remaining NEOs were Messers. Mueller, Sodaro, Gray, Oberst and Yeager. Mr. Mueller retired from the Company on June 30, 2021. Mr. Sodaro was appointed the Company's CFO on July 1, 2021 and became an NEO at that time. For 2022, the remaining NEOs were Messers. Sodaro, Gray, Oberst and Yeager.
(2)The Company has determined that underwriting income and net operating income are the financial measures that best link company performance to compensation actually paid to the Company's NEOs for the most recently completed fiscal year. Net operating income reflects net income excluding investment gains (losses) which is used in calculating operating return on equity, one of the performance measures of our long-term incentive compensation plan. Underwriting income reflects net premiums and fees earned and the associated combined ratio, both of which are performance measures of our short-term incentive compensation plans. The evaluation of periodic and long term results via these measures excluding consideration of all investment gains (losses) provides a better way to analyze, evaluate and establish accountability for the results of the insurance operations.
(3)Amounts are calculated in accordance with the method required by Item 402(v) of Regulation S-K and do not reflect actual compensation paid to the CEO and the remaining NEOs. See table below for the details of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.

	2022		2021		2020
	CEO	Average of the remaining NEOs	CEO	Average of the remaining NEOs	CEO	Average of the remaining NEOs
Total Compensation as reported on Summary Compensation Table	$4,540,010	$2,056,345	$2,392,292	$1,243,941	$1,882,098	$1,268,335
Deduct change in present value (PV) of pension benefits as reported on Summary Compensation Table (i)	—	—	—	(1,159)	—	(42,264)
Deduct fair value of stock options granted as reported in Summary Compensation Table	(554,400)	(213,860)	(261,800)	(93,500)	(220,800)	(65,550)
Deduct fair value of stock awards granted as reported in Summary Compensation Table	(1,638,000)	(503,100)	—	—	—	—
Add fair value at year end of stock options granted in current year	678,600	262,015	530,600	189,500	118,800	45,163
Add fair value of year end of stock awards granted in current year	1,690,500	519,023	—	—	—	—
Add change in fair value at year end from fair value of prior year end of unvested stock option awards granted in prior fiscal years	240,000	56,788	423,913	93,752	(101,573)	(19,009)
Add change in fair value at year end from fair value of prior year end of unvested stock awards granted in prior fiscal years	—	—	—	1,830	—	(1,999)
Add change in fair value at year end from prior year fair value of stock option awards granted in prior fiscal years that vested in current fiscal year	99,440	19,903	174,175	34,121	(34,943)	(6,896)
Add change in fair value at year end from prior year fair value of stock awards granted in prior fiscal years that vested in current fiscal year	—	(286)	—	2,555	—	(2,397)
Compensation Actually Paid	5,056,150	2,196,828	3,259,180	1,471,040	1,643,582	1,175,383

(i)    Represents aggregate change in the actuarial present value of the named executive officer's accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Comp Table.

Description of Relationship Between CEO and NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our remaining NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between CEO and NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our remaining NEOs, and the Company’s net income over the three most recently completed fiscal years.

Description of Relationship Between CEO and NEO Compensation Actually Paid and Net Operating Income and Underwriting Income

The following chart sets forth the relationship between compensation actually paid to our CEO, the average of compensation actually paid to our remaining NEOs, and the Company’s net operating income and underwriting income over the three most recently completed fiscal years.

CEO and Average NEO Compensation Actually Paid Versus Net Operating Income
Compensation Actually Paid ($ in Millions)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Net Operating Income ($ in Millions)
$1,000.0
$900.0
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
670.80
935.90
845.10
1.6
1.2
3.3
1.5
4.8
2.0
2020
2021
2022
Fiscal Year
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Operating Income

CEO and Average NEO Compensation Actually Paid Versus Underwriting Income
Compensation Actually Paid ($ in Millions)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Underwriting Income ($ in Millions)
$900.0
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
435.20
785.90
665.80
1.6
1.2
3.3
1.5
4.8
2.0
2020
2021
2022
Fiscal Year
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Underwriting Income

Tabular List of Financial Performance Measures

The four items listed below represent the additional most important metrics used to determine compensation actually paid to company performance for the most recently completed year.

•Growth in Net Premium and Fees Earned
•Combined Ratio
•Growth in Book Value per Share, Inclusive of Dividends
•Operating Return on Equity

ANNUAL SALARY COMPENSATION PRACTICES

The Company’s objective in regard to all of its employees is to set annual salaries at amounts that:

•Are reasonably competitive in the context of prevailing salary scales in the insurance industry, and
•Provide a fixed, reasonable source of annual income commensurate with the individual’s work responsibilities.

The primary factors considered, in varying degrees, in the establishment of annual salaries for executive officers and certain other senior managers are:

•Business size and complexity of operations with which the person is associated;
•The person’s level of responsibility and experience;
•The success of the business unit with which the person is principally engaged; and
•The evaluation of the manager’s contribution to the business unit’s success.

When making these evaluations, the prevailing salary scales in the insurance industry, the annual consumer price index, the trends in salary levels in published or private compilations and reports, and the data contained in the proxy statements of selected publicly held insurance organizations are taken into account. No formula, set benchmark or matrix is used in determining annual salary adjustments. The decision regarding each executive officer is subjectively based upon all of the above factors, with the Compensation Committee members exercising their business judgment in consultation with the CEO, as to all executive officers other than the CEO. With respect to the latter, the Compensation Committee has sole authority for establishing CEO compensation.

The salaries of the executive officers are reviewed on an annual basis during the first quarter of the year, and concurrently with a promotion or other significant change in responsibilities. Prior compensation, prior cash and/or deferred incentive awards, bonuses and prior gains from the exercise of stock options are not taken into account when setting current annual salaries for the CEO, CFO and any other executive officer of the Company.

INCENTIVE AWARDS AND BONUSES

For performance year 2022, the Company used annual performance recognition awards (KEPRPs) usually comprised of cash at the time of the awards and deferred cash, cash performance awards, as well as equity-based awards issued under the 2022 Incentive Compensation Plan. These awards are intended to reward and retain executive officers, certain senior managers, and certain other employees of the Company and its subsidiaries, based on management’s and the Compensation Committee’s review of their performance. These awards were made under the Company’s KEPRPs, the 2022 Incentive Compensation Plan, or at the discretion of the Compensation Committee. Awards made to the named executive officers set forth in the Summary Compensation Table were approved by the Compensation Committee.

KEY EMPLOYEE PERFORMANCE RECOGNITION PLANS (KEPRP)

For the 2022 performance year and prior, under the ORI KEPRP, a performance recognition pool is calculated each year for allocation among eligible key employees of the Company. Each year the CEO recommends the total amount of the pool and the Compensation Committee makes the final determination as to the total amount of the pool and the amount of the awards granted to the CEO. The Committee then approves the award recommendations for the CFO, other executive officers and certain senior managers and certain other employees based upon their performance evaluations and recommendations made by the CEO. All awards are based on the positions and responsibilities, perceived value of accomplishments, expected future contributions, and other relevant factors. The Compensation Committee’s evaluation of all such factors is made subjectively based on its members’ business judgment.

Each year’s pool amount takes into account pre-established objectives approved by the Compensation Committee. Calculation of the pool is made in accordance with a detailed formula that incorporates such factors as the trailing five-year averages for: (a) the growth in premiums and fees; (b) underwriting/service income; (c) operating earnings (excluding income from realized or unrealized investment gains or losses) and (d) return on equity in excess of a minimum target return equal to two times the mean of the five-year average post-tax yield on 10-year and 20-year U.S. Treasury Securities. The impact of the RFIG run-off on consolidated earnings is excluded from calculations. The pool is generally limited to the lesser of (a) a percentage of plan participants’ aggregate annual base salaries and (b) a percentage of the latest five years’ average net operating earnings. Up to 50% of any one year’s pool amount maybe carried forward for up to three years for later allocation. There is no prescribed guarantee or limit as to how much of the year’s available pool would be awarded to each participant.

The first $50,000 of any KEPRP award is paid in cash at the time of award. For awards in excess of $50,000, 50% of the excess is paid in cash at the time of awards and 50% is deferred. The deferred balance of the award vests over ten years at the rate of 10% per year of participation. Deferred balances accrued after 2004 are credited with interest at a rate approved annually by the Compensation Committee. Plan participants become vested in their deferred account balances upon being employed for 10 years after first becoming eligible, or upon a change of control of the Company. Benefits are payable in a set number of equal installments, beginning no earlier than age 55, following termination of employment, death, disability, or retirement, or in total upon a change in control of the Company. Distributions for executive officers can begin no earlier than six months following termination of employment from full time service.

In addition to ORI’s KEPRP, substantially similar plans are maintained for several individual subsidiaries or segments of business, and each of these plans generally operates in the same basic fashion as the ORI KEPRP. The award pool for each other KEPRP is also established according to detailed formulas that also take into account the above indicated factors for such plans.

Awards under the KEPRPs are usually made in conjunction with equity-based awards under the Incentive Compensation Plan. Any such awards are typically determined in the first quarter of the year for eligible employees who are employed as of the award date. The awards follow the receipt of the independent registered public accounting firm’s reports on the financial statements of the preceding year and an evaluation of any pertinent and significant post-balance sheet events and business trends by the Compensation Committee.

Following issuance of awards for 2022 performance year, no further awards will be made under the KEPRPs.

DEFERRED COMPENSATION UNDER THE KEPRPs

The following table sets forth certain information regarding the portion of KEPRP awards that constitute non-qualified deferred compensation made to the executives listed in the Summary Compensation Table. It shows the pro forma balances of their deferred accounts as of December 31, 2022. As described above, the individuals listed had no discretion as to whether they wished to defer the applicable portion of the awards made to them by the Company and were not permitted to voluntarily make contributions of their own to the KEPRPs.

Nonqualified Deferred Compensation
Name	Company’s Contributions in 2022(1)	Aggregate Interest Earnings 2022(2)	Aggregate Deferred Balance as of December 31, 2022
Craig R. Smiddy	$675,000	$51,018	$3,467,471
Frank J. Sodaro	192,500	4,495	562,858
W. Todd Gray	275,000	23,678	1,554,139
Stephen J. Oberst	360,000	42,032	2,562,097
Rande K. Yeager	457,500	61,878	3,684,292
(1)The amounts in this column are the portion of current year KEPRP awards that are mandatorily deferred pursuant to the terms of the various KEPRPs.
(2)The portion of an executive's account balance accrued on or after January 1, 2005 receives an interest credit calculated under the terms of the applicable KEPRP. The interest credit is a specified percentage of the composite investment income yield for the prior year.

2023 PERFORMANCE RECOGNITION PLAN (PRP)

Beginning in 2023 (payable in 2024), the PRP will replace the KEPRPs as a means of providing cash incentive compensation to the named executive officers and certain other senior managers. The adoption of the PRP reflects the Compensation Committee’s desire to shift to a more objective performance-based program and to provide for annual payouts based on satisfaction of specified performance objectives and individual performance. The Board’s approval of the PRP is one part of the overall strategy to develop a clear line of sight between performance, accountability, and incentive compensation.

SUMMARY OF THE 2023 PERFORMANCE RECOGNITION PLAN

Eligibility. Our Compensation Committee may identify employees of the Company or any of its affiliates (a “Participant”) who will be eligible to earn awards under the PRP and determine the amount of the performance-based award opportunity for a Participant for a designated performance period (“Performance Period”) and the conditions under which they may be earned.

Performance Criteria; Performance Objectives. For any given Performance Period, the Compensation Committee will select performance criteria and establish in writing one or more performance objectives (“Performance Objectives”) for each Participant. The performance criteria used by the Compensation Committee may include either objective or subjective criteria that measure performance by the Company, an operating segment or other affiliate and/or a Participant’s performance. These criteria are similar to the performance criteria under the 2022 Incentive Compensation Plan and may include, but are not limited to, customary industry, corporate or financial performance measures. An award will also have a discretionary component that subjectively measures an individual’s performance. Each Performance Objective will be weighted as against the other Performance Objectives selected for an award and will specify the percentage that can be earned based on the level of achievement. For example, less than threshold (0%), threshold (50%), objective (100%), and maximum (200%). The Compensation Committee will establish the Performance Objectives for each Performance Period for executive officers prior to, or as soon as practicable after, the commencement of such Performance Period.

Vesting. Awards under the PRP will have such vesting provisions (including upon change of control) as specified in the award agreement, which may vary by Participant. In general, awards will vest in accordance with the provisions applicable to the 2023 Awards described below.

Payment. The amount paid under an award will depend on the level of achievement of the applicable weighted Performance Objectives during the Performance Period, as determined by the Compensation Committee. The Compensation Committee may make adjustments to the Performance Objectives if the objectives have been affected by special factors that in the Compensation Committee’s judgment should be taken into account in in the equitable administration of the PRP. Awards shall be paid in cash, subject to applicable withholding taxes, during the tax year following the end of the Performance Period.

Amendment and Termination. The Board may at any time terminate, in whole or in part, or from time to time amend, the PRP, and in connection therewith adjust the timing of payments to be made in respect of outstanding awards.

Clawbacks. All awards granted under the PRP will be subject to recoupment in accordance with the Company’s clawback policies.

2023 Performance Targets under the 2023 Performance Recognition Plan

The performance targets set under the PRP for the named executive officers for the 2023 Performance Period (payable in 2024) are specified as a percentage of base salary earned by the executive during the 2023 Performance Period. However, the amount to be paid to the executive officer will depend on the level of achievement (threshold, objective, or maximum) of each of the 2023 Performance Objectives based on the weighted percentages applied to the award, as provided in the table below.

Please See Continuation on Next Page

Name and Position Performance Objectives(1)	Target Award Percent of Base Salary (%)(2)	Less than threshold – 0% ($)	Threshold – 50% ($)	Objective – 100% ($)	Maximum – 200% ($)
Craig R. Smiddy, President and Chief Executive Officer	165%
$/% change – Net Earned Premiums & Fees (excluding Title and RFIG run-off) (35%)		$0	$267,575	$535,150	$1,070,300
% Underwriting Margin/Combined Ratio (excluding RFIG run-off) (35%)		0	267,575	535,150	1,070,300
Discretionary (30%)		0	229,350	458,700	917,400
Total		0	764,500	1,529,000	3,058,000

Frank J. Sodaro, Senior Vice President and Chief Financial Officer	90%
$/% change – Net Earned Premiums & Fees (excluding Title and RFIG run-off) (35%)		0	88,305	176,610	353,220
% Underwriting Margin/Combined Ratio (excluding RFIG run-off) (35%)		0	88,305	176,610	353,220
Discretionary (30%)		0	75,690	151,380	302,760
Total		0	252,300	504,600	1,009,200

W. Todd Gray, Executive Vice President and Treasurer	130%
$/% change – Net Earned Premiums & Fees (excluding Title and RFIG run-off) (35%)		0	134,073	268,147	536,293
% Underwriting Margin/Combined Ratio (excluding RFIG run-off) (35%)		0	134,073	268,147	536,293
Discretionary (30%)		0	114,920	229,840	459,680
Total		0	383,066	766,134	1,532,266

Stephen J. Oberst, Executive Vice President	130%
$/% change – Net Earned Premiums & Fees (excluding Title and RFIG run-off) (35%)		0	142,567	285,133	570,267
% Underwriting Margin/Combined Ratio (excluding RFIG run-off) (35%)		0	142,567	285,133	570,267
Discretionary (30%)		0	122,200	244,400	488,800
Total		0	407,334	814,666	1,629,334

Rande K. Yeager, Executive Chairman – Title Insurance Group	130%
% Underwriting Margin/Combined Ratio (Title only) (70%)		0	276,640	553,280	1,106,560
Discretionary (30%)		0	118,560	237,120	474,240
Total		0	395,200	790,400	1,580,800

(1)The Performance Period under the 2023 Awards is calendar year 2023. The performance criteria consist of the following (and the weighted percentages noted in the table): (i) $/% change – Net Earned Premiums & Fees, which reflects the change in the amount of net earned premiums and fees earned during the Performance Period as compared to the prior year; (ii) % Underwriting Margin/Combined Ratio, which reflects underwriting margin/combined ratio for the Performance Period; and (iii) discretionary.

Awards will be paid in the tax year following the Performance Period. The executives must be employed by the Company or one of its affiliates on the date of payment to vest in the award. Notwithstanding the foregoing, if an executive dies or becomes disabled during the Performance Period, the executive’s award will vest pro rata. In addition, if the executive is terminated without cause in connection with a change in control, the award will vest in full. The amount actually paid on a vested (or pro rata vested) award is subject to the level of achievement of the Performance Objectives.
(2)Base Salary is defined as the earned base salary during the Performance Period. For illustrative purposes in the table above, the amounts shown in the threshold, objective, and maximum columns are based on the target award percentage of base salary estimated to be earned by the executive for the 2023 year. The actual award payable to each of the named executive officers will be based on the target award percentage of actual base salary earned for the year ended December 31, 2023.
STOCK OPTION AND RESTRICTED STOCK AWARDS UNDER INCENTIVE COMPENSATION PLANS

The Company believes executive officers, certain other senior managers, and certain other employees of the Company’s and its subsidiaries who make substantial contributions to long-term performance should have an equity ownership in the Company to better align their interests with those of the shareholders. The most recent plan, the Old Republic International 2022 Incentive Compensation Plan (“2022 Incentive Compensation Plan”) was approved by shareholders in May 2022. The prior plan, the “2016 Incentive Compensation Plan” was also approved by shareholders. Following approval by the shareholders of the 2022 Incentive Compensation Plan, no further awards have been or will be made under the 2016 Incentive Compensation Plan.

Under the 2016 Incentive Compensation Plan, an award to a participant could have been in the form of a stock option or restricted stock award, or a combination of these. The 2022 Incentive Compensation Plan permits the granting of a broad variety of equity incentives, including any or all of the following types of awards: (1) stock options, (2) restricted stock awards, (3) restricted stock units, (4) performance grants and (5) stock appreciation rights. The Compensation Committee has the authority to: (i) select the participants to whom awards may be granted; (ii) determine the type or types of awards to be granted; (iii) determine the number of awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards shall be deferred; and (vi) determine whether, to what extent, and under what circumstances any award shall be canceled or suspended. On the effective date of the 2022 Incentive Compensation Plan, a total of 20,000,000 new shares, plus 4,782,518 shares that remained available for issuance under the 2016 Incentive Compensation Plan (and shares subject to awards which are forfeited under the plan) were available for grants under the 2022 Incentive Compensation Plan. As of March 1, 2023, 21,550,275 shares remains available for awards under the 2022 Incentive Compensation Plan.

The above stated objectives of the 2016 and 2022 Incentive Compensation Plans are to encourage:

•An alignment of shareholder and employee interests;
•Employee efforts to grow shareholder value;
•A long-term commitment to the Company by employee-shareowners.

Accordingly, these awards have not been limited to the CEO, CFO and other named executive officers, but have also been granted to several hundred employees of the Company and its subsidiaries. The factors considered when making these awards include:

•The achievements of the individual;
•The overall performance of the Company;
•The performance of the subsidiary or division to which the individual is attached;
•The past and anticipated contributions of the individual to the Company’s success.

The relative significance of the above factors with respect to awards granted to the CEO, CFO, other named executive officers, certain senior managers, and certain other employees is determined subjectively by the Compensation Committee. The Compensation Committee gives consideration to the segmented and consolidated results of the Company using business judgment and consultation with the CEO for awards other than the CEO. The aggregate number of shares granted annually over the past three years to all employees, including the CEO, CFO, and other named executive officers has been approximately 0.8% of the then outstanding Common Stock of the Company.

These awards are typically made once a year, usually during the first quarter following receipt of the independent registered public accounting firm’s report on the financial statements for the preceding year. The Compensation Committee approves the individual award granted to the CEO, CFO, and the other executive officers, certain senior managers, and certain other employees and a total pool of awards to be made to other employees, with such awards to be determined by the CEO. Each award is made at the fair market value of the Company’s Common Stock on the Grant Date.

When making these awards, the other sources of compensation for the participant, such as base salary and any other awards, are taken into account. The grants of these awards has typically occurred during March and is not linked to any Company actions such as the release of earnings.

STOCK OPTION AND RESTRICTED STOCK GRANTS DURING 2022

The following table sets forth certain information regarding options to purchase shares of Common Stock granted in 2022 to the executive officers listed in the Summary Compensation Table. The value of these options is calculated pursuant to the Black-Scholes-Merton model. Additional information about how these values are determined is disclosed as part of the Summary Compensation Table.

Name	Grant Date	Number of Shares of Restricted Stock (1)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option and Fair Value of Restricted Stock Award

Craig R. Smiddy	3/10/2022		180,000	$24.49	$554,400
	5/26/2022	70,000			1,638,000
Frank J. Sodaro	3/10/2022		60,000	24.49	184,800
	5/26/2022	20,000			468,000
W. Todd Gray	3/10/2022		60,000	24.49	184,800
	5/26/2022	20,000			468,000
Stephen J. Oberst	3/10/2022		80,000	24.49	246,400
	5/26/2022	30,000			702,000
Rande K. Yeager (3)	3/10/2022		78,000	24.49	240,240
	5/26/2022	16,000			374,400
(1)Restricted stock awards awarded in 2022 are subject to restrictions that lapse in three equal installments beginning one year after the date of the award. If a grantee dies or retires in good standing after attaining age 65 and 10 years of service or due to disability, the outstanding restrictions will lapse, either by acceleration or continuing vesting. In addition, the 2022 Incentive Compensation Plan contains additional terms regarding the laps of restriction upon a change of control of the Company. The recipient of shares of restricted stock will not recognize any taxable income at the time of the award so long as the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture. The recipient will have to report as ordinary income as and when those shares of Common Stock subsequently vest, that is, when they either become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award accrued before the risk of forfeiture lapses will also be compensation income to the Participant when paid.

(2)The term of each option is 10 years from the Grant Date. Options vest in three equal installments beginning one year after the date of the award. If an optionee dies, retires: in good standing after attaining age 65 and with 10 years of service or due to disability, the outstanding options will become vested, either by acceleration or continuing vesting. After the occurrence of one of the foregoing events, vested options are exercisable prior to the earlier of the option expiration date or the fourth anniversary after the preceding listed events. Upon a separation from service without cause, vested options are exercisable prior to earlier of the option expiration date of the fourth anniversary of the separation date. In addition, the 2022 Incentive Compensation Plan contains additional terms regarding exercisability upon the change of control of the Company.

(3)Upon retirement, in the case of Mr. Yeager who has attained age 65 and 10 years of service, the unvested options and restricted shares will continue to vest.

EXERCISES OF STOCK OPTIONS DURING 2022

The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during 2022 by the executive officers named in the Summary Compensation Table.

Stock Option Exercises and Restricted Stock Vested During 2022
	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Restricted Shares Acquired on Vesting	Value Realized on Vesting

Craig R. Smiddy	—	$—	—	$—
Frank J. Sodaro	—	—	1,503	35,952
W. Todd Gray	—	—	—	—
Stephen J. Oberst	11,000	117,040	—	—
Rande K. Yeager	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Company’s Incentive Compensation Plans as of year-end 2022. The Company’s Incentive Compensation Plans have been approved by the shareholders.

Equity Compensation Plan Status as of Year End 2022
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,619,004	$20.68	21,550,275
Equity compensation plans not approved by security holders	—	—	—
Total	9,619,004*	$20.68	21,550,275
(*) A total of 31,875 options from its 2013 grant year included in this total were either exercised or expired as of March 1, 2023.

OUTSTANDING EQUITY AWARDS AT YEAR END 2022

The following table sets forth information regarding the unexercised options held by the persons listed in the Summary Compensation Table. This table shows the option exercise price for each exercisable and un-exercisable option held by each individual and the date upon which each option expires.

Outstanding Equity Awards at Year End 2022
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock that have not vested	Market Value of Shares of Restricted Stock that have not vested

Craig R. Smiddy	14,500	—	$16.06	03/19/24
	12,500	—	15.26	03/19/25
	25,000	—	18.14	03/23/26
	30,000	—	19.98	03/22/27
	50,000	—	20.98	02/20/28
	49,000	21,000	21.12	03/19/29
	17,500	7,500	21.99	08/20/29
	54,000	66,000	22.72	02/25/30
	35,000	105,000	21.30	03/09/31
	—	180,000	24.49	03/10/32	70,000	$1,784,300

Frank J. Sodaro	10,000	—	20.98	02/20/28
	10,500	4,500	21.12	03/19/29
	9,000	11,000	16.17	03/17/30
	7,500	22,500	21.30	03/09/31
	—	60,000	24.49	03/10/32	20,000	509,800

W. Todd Gray	1,500	—	19.98	03/22/27
	4,125	—	20.98	02/20/28
	4,725	2,025	21.12	03/19/29
	10,125	12,375	22.72	02/25/30
	10,000	30,000	21.30	03/09/31
	—	60,000	24.49	03/10/32	20,000	509,800

Stephen J. Oberst	12,000	—	16.06	03/19/24
	14,500	—	15.26	03/19/25
	16,000	—	18.14	03/23/26
	21,000	—	19.98	03/22/27
	24,000	—	20.98	02/20/28
	19,600	8,400	21.12	03/19/29
	10,500	4,500	21.99	08/20/29
	24,750	30,250	22.72	02/25/30
	16,250	48,750	21.30	03/09/31
	—	80,000	24.49	03/10/32	30,000	702,000

Rande K. Yeager	—	78,000	24.49	03/10/32	16,000	407,840

PERFORMANCE GRANTS UNDER THE 2022 INCENTIVE COMPENSATION PLAN

Beginning in 2024, the Compensation Committee currently anticipates that a portion of the equity compensation awards granted to executive officers, certain senior managers and certain other employees will include performance-based objectives (“Performance Grants”). The committee anticipates that approximately 60% of the equity compensation awards to executive officers and certain other employees will include Performance Grants measured over a 3-year Performance Period. The Performance Grants earned will depend on the level of achievement (threshold, objective, or maximum) for the Performance Period, for each of the two anticipated Performance Objectives, based on a 50% weighting for each. Less than threshold will earn 0%, meeting the threshold will earn 50%, meeting the objective will earn 100% and meeting or exceeding the maximum will earn 200%, with achievement levels between the threshold and the maximum interpolated accordingly. The two Performance Objectives anticipated are 3-Year Operating Return on Equity and Average 3-Year Annual Compound Total Return Growth in Book Value (including dividends).

CLAWBACK POLICY

The Company has adopted a policy that, to the extent permitted by law, it will seek to recoup any incentive-based compensation paid to any current or former executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the executive officer based upon the restated financial results.

HEDGING PROHIBITED

The Company has a policy prohibiting any director or executive officer (a covered individual) from hedging the economic risk of his or her ownership of the Company’s securities. Under this policy, a covered individual is prohibited from entering into any derivative transaction on the Company’s securities (e.g., any short-sale, forward, option, collar, etc.). Further, the policy does not allow a covered individual to pledge the Company’s securities at any time, which included having Company securities in a margin account or using Company securities as collateral for a loan.

CHANGE OF CONTROL, SEVERANCE OR RETIREMENT

None of the executive officers or any other employee of the Company and its subsidiaries have employment contracts. All are considered “at-will” employees. Further, the Company has no change of control or severance agreements such as “golden parachutes” in place for any of its executive officers. However, the benefit plans referred to above would be affected, in limited ways, by a change of control of the Company. Such an event would not result in additional compensation or benefits being paid to any executive officer or employee for the Company. Rather, depending on whether the awards are assumed or not in the transaction and whether or not the grantee experiences a separation of service without cause, the effect may be to accelerate the vesting of benefits under these plans and require the immediate payment of all deferred balances under such plans. In addition, retirement in good standing after attaining age 65 and 10 years of service will result in continued vesting under the 2022 Incentive Compensation Plan awards.
STOCK OWNERSHIP GUIDELINES

The Company encourages all of its employees to own Company Common Stock directly or through employee benefit plans such as its 401(K) Plan. All of its executive officers and directors own shares of the Company’s Common Stock. The table on page 4 shows the nature and amount of such holdings.

The Company also has an equity ownership policy for its directors and senior officers. Pursuant to this policy, directors are required to acquire holdings in the Company’s Common Stock with a value of at least $250,000. New directors are allowed to take three years during which to acquire such ownership, with the valuation of the shares equivalent to the greater of the current market value attained at any point in time, or the original acquisition cost. All of the Company’s directors are currently in compliance with this policy. For certain other senior officers of the Company, the recommended value of Common Stock ownership is based upon the following multiples of the officer’s base salary:

CEO of the Company	6 times
President of the Company	4 times
Other senior officers of the Company	1.5 times

In measuring compliance with the Company's stock ownership requirement for officers, the Company will consider the following: (i) the greater of current market value attained at any time or the acquisition cost of shares owned directly, however acquired; and shares held by Company’s benefit or compensation plans as well as other shares beneficially owned and (ii) the value of deferred compensation accounts.

Newly appointed senior officers subject to this policy have five years to meet the pertinent requirement. All of the Company’s Directors and executive officers either currently hold in excess of the requirement that applies to them or are within the time period permitted for compliance.

PENSION PLAN

The Old Republic International Corporation Salaried Employees Restated Retirement Plan (“Company Pension Plan”) assumed the obligations and assets of other retirement plans maintained by certain subsidiaries. All of these plans have been closed to new employees for many years. Finally, the accrued benefit levels available to each participant in the Company Pension Plan were frozen at December 31, 2013 and no new benefits have accrued to participants since that date.

Under the Company Pension Plan, as it applies to Mr. Oberst, benefits were determined by taking into account 1.5% of the participant’s “Final Average Monthly Earnings” (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service that results in the highest “Final Average Monthly Earnings”) multiplied by the participant’s years of service. Earnings include base salary and commissions, but exclude bonuses and cash and deferred incentive compensation awards granted under any Company or subsidiaries’ incentive plans or KEPRPs. Early retirement benefits are available under the Company Pension Plan for persons who are eligible and elect to retire after attaining age 55 provided they have at least five years of vested service with the Company. In this case, early retirement benefits are adjusted based upon the participant’s age at retirement. The adjustment begins at 50% of normal benefits at age 55. For participants age 55 to 60, the early retirement benefits increase by 3.33% per year. Between ages 60 and 65, they increase by 6.66% per year until they reach 100%. Vested benefits can be paid upon an employee’s attainment of age 70.5. The minimum age for participants to request an in-service withdrawal is 59.5. Mr. Oberst is currently eligible for early retirement benefits and /or in-service withdrawals under the Company Pension Plan. Messrs. Gray, Smiddy and Sodaro are not participants in the Company Pension Plan or any pension plan previously sponsored by a subsidiary of the Company.

Under the Company Pension Plan, as it applies to Mr. Yeager, who is over age 65, the monthly benefit is 1.20% of the participant’s Final Average Monthly Earnings up to the Social Security Integration Level, and 1.75% of the amount in excess of that level, multiplied by the participant’s years of credited service limited to a maximum of 30 years. Early retirement benefits are available for persons who are eligible and elect to retire after attaining age 55 and completing 10 years of vesting service, or after attaining age 60. In the case of early retirement, benefits are reduced by .458% for each month preceding the participant attaining age 65. As also stated above, the Company Pension Plan now allows for in-service withdrawals starting at age 59.5.

The following table sets forth the payments and present value of the estimated benefits payable to executive officers under the Company Pension Plan.

Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Craig R. Smiddy	None	—	—	—
Frank J. Sodaro	None	—	—	—
W. Todd Gray	None	—	—	—
Stephen J. Oberst	Company Plan	13.1	$348,073	—
Rande K. Yeager	Company Plan	26.6	$1,014,210	$88,857
(1)    The present value of accumulated benefits payable following assumed retirement is calculated using interest and mortality assumptions consistent with those used for financial reporting purposes with respect to the companies’ audited financial statements. No discount is assumed for separation prior to retirement due to death, disability or termination of employment. The amount shown is based upon accrued service through year end 2013 when Plan benefits were frozen.

ORI 401(k) SAVINGS AND PROFIT SHARING PLAN

The 401(k) Plan, which has been in place since 1978, and was originally called Employees Saving and Stock Ownership Plan (ESSOP), is intended to encourage all of ORI’s eligible employees to save in a tax-advantaged manner and benefit from Company matching contributions in the form of ORI Common Stock to build a stake in the Company’s business. On December 30, 2022, the Company’s Baseline Security Plan (BSP) was merged with and into the ESSOP and ESSOP was renamed the ORI 401(k) Savings and Profit Sharing Plan (401(k) Plan). At March 1, 2023, the 401(k) Plan held approximately 6.5% of ORI’s Common Stock.

Eligible employees who elect to participate in the 401(k) Plan by saving a portion of their pay may receive a Company match ranging from 20% to 140% of a maximum of 6% of the participant’s first $150,000 in eligible annual compensation. The matching formula is based upon the percentages deferred by the participants and the increase in the Company’s five-year running average of net operating earnings growth per share, adjusted for the effect of the RFIG run-off. Employees’ savings are invested, at the employees’ direction, in a number of publicly-traded mutual funds, and they may elect to purchase the Company’s Common Stock as an investment option. Employer contributions are invested exclusively in the Company’s Common Stock. Employees with three or more years of service as of the prior year’s end may diversify the annual contribution of Company Common Stock into alternative mutual funds available for investment. Further, employees may also diversify all of the prior contributions of Company Common Stock at any time into such mutual funds. The number of times that employees may change their investments into or out of the Company’s Common Stock is subject to an annual limitation. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, death, or upon the earlier of attaining age 65 or being employed for 6 years. Vesting occurs in increments of 20% per year, beginning after one year of service. Benefits are payable upon termination of service, death or disability, or following retirement, and are subject to minimum distribution requirements set forth under the Internal Revenue Code. Benefits are also payable via in-service withdrawals, and the minimum age for participants to request in-service withdrawals is 59.5. The 401(k) Plan includes automatic enrollment contributions for new employees equal to 6% of the employee’s compensation unless they opt out, designated Roth contributions, and in-plan Roth conversions.

At the election of the participant, benefits derived from employer matching contributions are distributable either in cash or the Company’s Common Stock at the time of a distributable event. In addition, to the matching contributions, discretionary annual Company contributions can be made under the 401(k) Plan similar to what was historically contributed by the Company to the BSP. These annual contributions are performance-based with an emphasis on the long-term underwriting and related services profitability of the individual subsidiaries or groups thereof that employ participants. Contributions are approved each year by ORI’s Compensation Committee and Board of Directors following the receipt of all pertinent audit reports for the Company and its individual subsidiaries and operating centers. Contributions are characterized as a percentage of each eligible employee’s annual base salary.

OTHER BENEFITS

The Company does not provide any significant compensation by way of perquisites or personal benefits to its executive officers or any other employees. Such benefits that are provided in very few cases include the personal value attributed to the use of Company-supplied automobiles, the personal value of club memberships, and the value of certain personal meals incurred in connection with Company business. The value of these benefits to the CEO, CFO and other listed executive officers were insignificant and are included with other amounts in the “All Other Compensation” column of the Summary Compensation Table appearing elsewhere in this proxy statement.

ITEM 3
VOTE ON EXECUTIVE COMPENSATION

BACKGROUND

It is Old Republic’s policy to provide full disclosure concerning its compensation philosophy and corporate governance. At the Company’s 2022 Annual Meeting of the Shareholders, about 92.4% of the shares voted in approval of the Company’s executive compensation. However, in accordance with the Company’s policy and intents, shareholders are annually asked to endorse the Company’s compensation philosophy by adopting the following resolution that is commonly called a “Say-on-Pay” proposal.

The Board of Directors and the Compensation Committee, in particular, review the elements of Company compensation each year. Special attention is devoted to the compensation of the executive officers and certain other senior managers of the Company. The Company seeks to align executive officer compensation with shareholder value on an annual and long-term basis through a combination of annual salary, annual performance recognition awards, and equity-based awards. The Company believes that its history of growth over many decades is, in part, a result of its compensation programs that encourages longer-term growth and the building of long-term shareholder value rather than short-term results. A more detailed review of those programs and the awards for 2022 to the named executive officers of the Company are reported the Summary Compensation Table appearing elsewhere in this proxy statement. The Board of Directors and Compensation Committee believe the Company’s performance and executive officer compensation have been aligned and balanced with shareholder returns. This vote is therefore not intended to address any one specific element of compensation or the compensation paid to any one individual. Rather, the resolution concerns the overall philosophy, makeup and amounts of compensation paid to executive officers as a group.

2022 EXECUTIVE COMPENSATION VOTE

At the Company’s 2022 Annual Meeting of the Shareholders approximately 92.4% of shares present in person or by proxy voted to approve the Company’s executive compensation for 2021. The Compensation Committee and Board of Directors considered this vote when it reviewed executive compensation for 2022.

PROPOSED RESOLUTION

Resolved, that the shareholders of the Company approve the compensation policies, practices and procedures as set forth in the Compensation Discussion and Analysis section of this proxy statement for its executive officers.

ADVISORY VOTE

This vote is advisory and is not binding upon the Board of Directors. The vote is intended to be a measure of the shareholders overall approval of the handling of the Company’s executive compensation matters. Therefore, the vote will not result in a change or clawback of any existing or future compensation of any individual. Nor will this vote necessarily result in a change in the elements or compensation programs of the Company, as those decisions remain vested in the Board of Directors. However, if the shareholders fail to give this proposal a favorable vote, the Board of Directors and Compensation Committee shall investigate the reasons the resolution did not receive a majority vote. Further, this vote will be taken into consideration when future changes are considered in the elements of compensation, when compensation programs are adopted or changed, and when compensation amounts or incentive awards are approved for executive officers and the other senior members of the Company’s management. The results of this vote shall be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

ITEM 4
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

This proposal is to approve the Amended and Restated Certificate of Incorporation of Old Republic International Corporation.

BACKGROUND

In August 2022, the Delaware General Assembly amended Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of corporate directors for breach of the fiduciary duty of care. Article Seventeenth of the Company’s Restated Certificate of Incorporation (the “Charter”) currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers.

As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful; (ii) named executive officers identified in the Company’s SEC filings because such person is or was one of the most highly compensated executive officers of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful; and (iii) individuals who have agreed by written agreement with the Company to be identified as officers of the Company.

In light of the amendments to Section 102(b)(7) of the DGCL, the Board has proposed and declared it advisable to amend and restate the Charter in its entirety by adopting the Amended and Restated Certificate of Incorporation in the form attached to this proxy statement as Appendix 1 (the “Amended and Restated Charter”) to provide for the exculpation of officers as described herein.

The new Delaware legislation permits, and the Amended and Restated Charter would permit, exculpation only for direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by shareholders in the name of the Company. Furthermore, as is currently the case with directors under the Company’s Charter, the proposed officer exculpation would not apply to (i) breaches of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) actions brought under Section 174 of the DGCL, or (iv) or any transaction in which the officer derived an improper personal benefit.

REASONS FOR THE PROPOSED AMENDED AND RESTATED CHARTER

The board of directors desires to amend and restate the Charter to maintain provisions consistent with the governing statutes contained in Delaware law and believes that amending and restating the Charter to add the authorized liability protection for certain officers of the Company, consistent with the protection in the Charter currently afforded directors of the Company, is necessary to attract and retain experienced and qualified officers. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Further, the Company has undertaken in its indemnification agreements with each of its directors and certain officers to contract with its directors and certain officers to indemnify them to the fullest extent permitted by law against personal liability for actions taken on good faith performance of their duties to the Company.

The board of directors balanced these considerations with the Company’s corporate governance guidelines and best practices and determined that it is advisable and in the best interests of the Company and its shareholders to amend and restate the current exculpation and liability provisions set forth in Article Seventeenth of the Charter to extend exculpation protection to the Company’s officers in addition to its directors as set forth in the Amended and Restated Charter.

TEXT OF PROPOSED AMENDMENT

As discussed above, Article Seventeenth in the Company’s Charter currently provides for the exculpation of directors. This proposal requests that shareholders approve the amendment and restatement of the Company’s Charter to restate Article Seventeenth thereof to extend the exculpation provision to certain of the Company’s officers as permitted by amended DGCL Section 102(b)(7). As amended and restated, Article Seventeenth of the Amended and Restated Charter provides follows:

No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment or repeal of this provision shall apply to or have any effect on the liability of any director or officer of the Corporation for any acts or omissions of such director or officer occurring prior to such amendment or repeal.

TIMING AND EFFECT OF CHARTER AMENDMENT

If the Amended and Restated Charter is approved by the Company’s shareholders, it will become effective immediately upon the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Annual Meeting. Other than the replacement of the existing Article Seventeenth as described above, the remainder of the Company’s Charter will remain unchanged after effectiveness of the Amended and Restated Charter. If the Company’s shareholders do not approve the Amended and Restated Charter, the Company’s current Charter and exculpation provisions relating to directors will remain in place. However, even if our shareholders approve the Amended and Restated Charter, our board of directors retains discretion under Delaware law not to implement it.

REQUIRED VOTE

To be approved and adopted, this proposal requires the affirmative vote of a majority of the shares outstanding and entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

BOARD OF DIRECTORS' RECOMMENDATION

For the reasons stated above, the Board of Directors unanimously recommends a vote FOR the approval and adoption of the Amended and Restated Charter.

ITEM 5
FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

BACKGROUND

The Board of Directors, as part of its commitment to transparency in corporate governance and executive compensation, has determined that submitting to shareholders a resolution to approve the Company’s compensation policies, practices and procedures concerning executive officers, commonly referred to as a “Say-on-Pay” proposal should be done annually. To further enhance this procedure and as prescribed by law and regulation, the shareholders of the Company are asked to indicate their preference concerning the frequency of these votes. Regardless of the frequency selected, the Company must, at least every six years, unless the law or regulations concerning this matter change, provide the shareholders the opportunity to re-evaluate the frequency of voting on this issue.

PROPOSED RESOLUTION

Resolved, that the shareholders of the Company shall vote on a resolution concerning the frequency of approving the Company’s compensation policies, practices and procedures concerning executive officers, commonly referred to as a “Say-on-Pay” proposal. The choices the shareholders may recommend are: every year, every two years, or every three years. Further, if the shareholder wishes, he or she may abstain on this matter.

REQUIRED VOTE

This vote is required by law but is advisory and is not binding upon the Company or its Board of Directors with regard to the frequency of such a vote, provided the Company’s shareholders vote at least every three years on a “Say-on-Pay” resolution and the shareholders have an opportunity, at least every six years, to recommend the frequency of such votes. This vote is intended to serve as an indication of the frequency shareholders wish to address this issue. The Board of Directors and Compensation Committee believe a choice of voting on compensation matters every year is appropriate as this practice was approved by the Board over twelve years ago. During the last decade that executive compensation has been voted on by Old Republic’s shareholders, the vote has approval vote has ranged from 88.0% to 98.8% with an average of almost 95% in favor of the Company’s compensation policies, practices and procedures. While the Board believes voting on these policies, practices and procedures every year is appropriate, the choice receiving a plurality of votes shall be considered by the Board of Directors in determining the frequency of such votes. The results of the vote on this matter shall be disclosed in a filing made with the SEC that will be available for review through the Company’s website at www.oldrepublic.com. Any change resulting from this vote shall be disclosed after the Board of Directors has had an opportunity to review and evaluate the vote. Such action shall be announced in a filing made with the SEC that will be available for review through the Company’s website. This filing will be made at least 60 days prior to the deadline for the submission of shareholder proposals for next year’s meeting. Further, it is currently anticipated that a vote on the frequency of having advisory votes on executive compensation shall again occur in connection with the Company’s 2029 election of Directors.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote for every year for this proposal. Proxies solicited by the Board of Directors shall be voted in that manner unless shareholders specify one of the other options in their proxies.

OTHER INFORMATION

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING OF THE SHAREHOLDERS

To be included in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by the Company no later than December 1, 2023, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 307 N. Michigan Avenue, Chicago, Illinois 60601.

Pursuant to the advance notice provisions of our by-laws, in order for a shareholder to properly nominate a Board candidate or bring any other business at the Company’s annual shareholder meetings, notice of such nomination or business must be given in writing to the Corporate Secretary and delivered to or mailed and received at the Company’s principal executive offices, not less than 90 days nor more than 120 days prior to first anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our by-laws.

In order for a nominee for election to the board of directors to be included in our proxy statement and proxy card for any annual meeting of shareholders, notice of such nominee must be properly submitted pursuant to the proxy access provisions of our by-laws and have been delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the corporation’s immediately preceding annual meeting of shareholders, and otherwise comply with the information and procedural requirements set forth in our by-laws.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s by-laws, which can be reviewed on the Company’s website, www.oldrepublic.com.

This proxy statement is filed by order of the Board of Directors.

Thomas A. Dare
Senior Vice President,
General Counsel and Secretary
Chicago, Illinois
March 31, 2023

APPENDIX 1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OLD REPUBLIC INTERNATIONAL CORPORATION
(Pursuant to Sections 212, 242, and 245 of the
General Corporation Law of the State of Delaware)
Old Republic International Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby adopts this Amended and Restated Certificate of Incorporation and
DOES HEREBY CERTIFY:
1.    The name of the Corporation is Old Republic International Corporation and that the Corporation was originally incorporated pursuant to the General Corporation Law on March 6, 1969.
2.    That the Board of Directors of the Corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of the Corporation, declaring it advisable to amend and restate the Restated Certificate of Incorporation to eliminate or limit the monetary liability of certain corporate officers for breaches of the fiduciary duty of care, and directing such Amended and Restated Certificate of Incorporation be submitted to the shareholders for approval at the Corporation’s next annual meeting.
        3.     That the following amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 212 of the General Corporation Law.

        4.     That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:
FIRST

The name of the corporation is Old Republic International Corporation.

A 1

SECOND

The address of its registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD

The nature of the business or purposes to be conducted or promoted are:

    To acquire, own and dispose of the whole or any part of the capital stock, securities, assets or obligations of other corporations; and

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Six Hundred Seventy-five Million (675,000,000) shares divided into three classes as follows:

    Seventy-Five Million (75,000,000) shares of Preferred Stock of the par value of one cent ($.01) per share (Preferred Stock).

    Five Hundred Million (500,000,000) shares of Common Stock of the par value of $1.00 per share (Common Stock).

    One Hundred Million (100,000,000) shares of Class B Common Stock of the par value of $1.00 per share (Class B Common Stock).

    The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

DIVISION I

Preferred Stock

1.    The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

2.    No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

3.    Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.
A 2

4.    Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

DIVISION II

Common Stock and Class B Common Stock

1.    Dividends. Subject to the preferential rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock and the Class B Common stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors; provided that whenever a cash dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Common Stock a cash dividend per share at least equal to the cash dividend per share paid to the holders of the Class B Common Stock and further provided that the Corporation may pay cash dividends to the holders of the Common Stock in excess of cash dividends paid, or without paying cash dividends, to holders of the Class B Common Stock.

2.    Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock and the Class B Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock and the Class B Common Stock held by them, respectively.

3.    Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of Common Stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders and each holder of the Class B Common Stock shall have one-tenth (1/10) of one vote in respect of each share of Class B Common Stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders; provided that the holders of the Common Stock and the Class B Common Stock shall vote together as a single class.

4.    Definition. Notwithstanding the provisions of the Designations, preferences, and rights of Series A Junior Participating Preferred Stock, the Designations, preferences and rights of Series G-3 Convertible Preferred Stock for the purposes of the Corporation’s Restated Certificate of Incorporation, as amended, the term “Common Stock” shall mean Common Stock as defined in the first paragraph of this Article FOURTH and shall not include the Class B Common Stock of the Corporation, provided, however, that for the purposes of the section titled “Voting,” the term “Common Stock” shall mean both the Common Stock as defined in the first paragraph of this Article FOURTH and the Class B Common Stock of the Corporation.

DIVISION III

Elimination of Preemptive Rights

    No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, now or hereafter authorized, but any such stock of other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such
A 3

consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.

DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

1.    Designation.

    The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 10,000,000; such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2.    Dividends and Distributions.

    (a)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when and if declared by the Board of Directors, out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 time the aggregate per share amount (payable in kind) of all non-cash dividend or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (b)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (c)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid
A 4

dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

3.    Voting Rights.

    The holders of shares of Series A Preferred Stock shall have the following voting rights:

    (a)    Except as provided in paragraph (c) of this Section 3 and subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

    (b)    Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (c)    (i)    If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-Laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

        (ii)    The right of the holders of Series A Preferred Stock to elect two directors as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as “Voting Preferred Stock.”

        (iii)    Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a “Preferred Director.” A Preferred Director so elected shall continue to serve as such director for a term of one year; except that upon any termination of the right of all such holders to vote as a class of Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock; called for the purpose in accordance with the By-laws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

        (iv)    So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Directors and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors present (in person or by proxy) and voting together as a single class at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (1) no default in preference dividends on the Series A Preferred Stock shall exist and
A 5

(2) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

        (v)    For purposes hereof, a “default in preference dividends” on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

    (d)    Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

4.    Certain Restrictions.

    (a)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

        (i)    declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

        (ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably in the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

        (iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

        (iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.    Reacquired Shares.

    Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set
A 6

forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6.    Liquidation, Dissolution or Winding Up.

    (a)    Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Capital Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (the “Adjusted Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

    (b)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion in their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

7.    Consolidation, Merger, etc.

    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provisions for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.    No Redemption.

    The shares of Series A Preferred Stock shall not be redeemable.

9.    Ranking.

    The Series A Preferred Stock shall rank, with respect to payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

A 7

10.    Amendment.

    The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

FIFTH

The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in its by-laws and may be increased or decreased as therein provided, but in no event shall the number of directors of the Corporation be less than five (5) nor more than eighteen (18). The directors shall be classified with respect to the time for which they shall severally hold office by dividing them as equally as the total number of directors will permit into three classes, and all directors shall hold office until their successors are elected and qualified. The term of service of each class of directors shall be three years or until the third annual meeting of the shareholders following the election of the class. The terms of service of each class of directors shall expire in successive years. At each annual meeting of the shareholders, successors to the class of directors whose terms then expire shall be elected to serve for the full term of three years or until the third annual meeting of shareholders following their election. At each succeeding annual meeting of shareholders, the shareholders shall elect directors only of the class whose terms then expire.

SIXTH

The Corporation is to have perpetual existence.

SEVENTH

The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

EIGHTH

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the protective conditions or restrictions, of any outstanding series of Preferred Stock fixed by the Board of Directors pursuant to the authority conferred upon the Board of Directors by Article Fourth of this Certificate of Incorporation and Section 151 of Title 8 of the Delaware Code:

1.    To make, alter or repeal the By-Laws of the Corporation.

2.    To authorize and cause to be executed mortgages and liens on the real and personal property of the Corporation.

3.    To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

4.    By a majority of the whole Board, to designated one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the By-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they
A 8

constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

5.    Subject to the provisions of Article Fourteenth of this Certificate of Incorporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon which such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

NINTH

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganizations shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH

Meetings of stockholders and of the Board of Directors may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ELEVENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:

    (a)    The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or
A 9

committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

    (b)    The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

    (c)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

THIRTEENTH

1.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

3.    To the extent that any person referred to in paragraphs 1 and 2 of this Article Thirteenth has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4.    Any indemnification under paragraphs 1 and 2 of this Article Thirteenth (unless made by a court), shall be made by the Corporation only as authorized in the specific case upon a
A 10

determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article Thirteenth. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the By-Laws of the Corporation) consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the manner provided in paragraph 4 of this Article Thirteenth upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Thirteenth.

6.    The indemnification and advancement of expenses provided by, or granted pursuant to other sections of this Article Thirteenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Thirteenth.

8.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Thirteenth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article Thirteenth shall not adversely affect any right to indemnification or advancement of expenses of any present or former Director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

9.    For purposes of this Article Thirteenth, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Thirteenth, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

10.    For purposes of this Article Thirteenth, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall
A 11

be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article Thirteenth.

11.    If this Article Thirteenth or any portion hereof is invalidated by any court of competent jurisdiction, then the Corporation shall nevertheless provide such indemnification and advancement of expenses as would otherwise be permitted under any portion of this Article Thirteenth that shall not have been invalidated.

FOURTEENTH

1.    Except as set forth in paragraph 2 of this Article Fourteenth, the affirmative vote or consent of the holders of 80% of the outstanding shares of all classes of stock of the Corporation entitled to vote in elections of Directors, considered for the purposes of this Article Fourteenth as one class, shall be required to:

    (a)    for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other Corporation (as hereinafter defined), or

    (b)    to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as hereinafter defined) of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or

    (c)    to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such Other Corporation is the Beneficial Owner (as hereinafter defined) of more than 10% of the outstanding shares of the stock of the Corporation entitled to vote in elections of Directors considered for the purposes of this Article Fourteenth as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, this Certificate of Incorporation or any agreement or contract to which the Corporation is a party.

2.    The provisions of paragraph 1 of this Article Fourteenth shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that (a) a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time such Other Corporation shall have become a Beneficial Owner of more than 10% of the shares of stock in the Corporation entitled to vote in elections of Directors; or (b) such transaction is approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

3.    The Board of Directors shall have the power and duty to determine for the purposes of this Article Fourteenth, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of Directors, and any such determination shall be conclusive and binding for all purposes of this Article Fourteenth.

4.    As used in this Article Fourteenth, the following terms have the meanings as set forth below:

    (a)    “Other Corporation” means any person, firm, corporation or other entity, other than a subsidiary of the Corporation.

    (b)    “Substantial Part” means any assets having a then fair market value, in the aggregate, of more than $5,000,000.

A 12

    (c)    “Subsidiary” means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

    (d)    “Substantial Amount” means any securities of the Corporation having a then fair market value of more than $5,000,000.

    (e)    “Beneficial Owner” of stock means a person, or an affiliate or “associate” of such person (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on February 1, 1978), who directly or indirectly controls the voting of such stock, or who has any option, warrants, conversion or other rights to acquire such stock.

FIFTEENTH

In addition to any separate class vote, if any, which may be required by law, the affirmative vote of the holders of 80% of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of Directors, such outstanding shares of stock to be considered as one class, shall be required in order to amend or repeal any of the provisions of Article Fourteenth or subsection 5 of Article Eighth of the Certificate of Incorporation. The affirmative vote of the holders of 66-2/3% of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of Directors, such outstanding shares of stock to be considered as one class, shall be required in order to amend or repeal any of the provisions of Article Fifth of the Certificate of Incorporation. The same respective stockholder vote requirements prescribed by the foregoing provisions of this Article Fifteenth shall also be required, respectively, in order to amend or repeal the respective foregoing provisions of this Article Fifteenth prescribing such stockholder vote requirement.

SIXTEENTH

1.    The provisions of this Article Sixteenth shall apply independently of any other provision of this Certificate of Incorporation if any Other Corporation (as hereinafter defined) seeks to accomplish a Business Combination (as hereinafter defined) within the ten year period following the date the Other Corporation became an Acquiring Entity (as hereinafter defined).

2.    As used in this Article Sixteenth, the following terms shall have the meanings as set forth below:

    (a)    “Acquiring Entity” means any Other Corporation which is, and for fewer than ten years has been, the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of Directors, considered for the purposes of this paragraph as one class.

    (b)    “Affiliate” or “Associate” of a person have the same meaning as is assigned to such terms under Rule 12b-2 of the General Rules and Regulations (the “Regulations”) under the Securities and Exchange Act of 1934 as in effect on March 1, 1983.

    (c)    “Beneficial Owner” of stock means a person, or an Affiliate or Associate of such person, who is a “beneficial owner” of stock, as such term is defined under Rule 13d-3 of the Regulations as in effect on March 1, 1983, except that, without limitation, any shares of voting stock of the Corporation that any Acquiring Entity, or any Affiliate or Associate of such Acquiring Entity, has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by the Acquiring Entity.

    (d)    “Business Combination” means any transaction as described in paragraph 1 of Article Fourteenth.

A 13

    (e)    “Continuing Director” means a Director duly elected to the Board of Directors prior to the time the Other Corporation became an Acquiring Entity, and the term “Outside Directors” shall mean a Director who is not (i) an officer or employee of the Corporation or any relative of an officer or employee or (ii) an Acquiring Entity, or an officer, Director, employee, Affiliate or Associate of an Acquiring Entity, or a relative of any of the foregoing.

    (f)    “Other Corporation” shall have the same meaning as set forth in paragraph 4 of Article Fourteenth.

    For the purposes of this Article Sixteenth, the Board of Directors shall have the power and duty to determine, on the basis of information known to such Board, if and when any Other Corporation is or has become an Acquiring Entity. Any such determination shall be conclusive and binding for all purposes of this Article Sixteenth.

3.    Except as set forth in paragraph 4 of this Article Sixteenth, the affirmative vote of the holders of 66-2/3% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for this purpose as one class, excluding stock of which the Acquiring Entity is the Beneficial Owner, shall be required for approval of any Business Combination with any Other Corporation unless all of the following conditions are fulfilled:

    (a)    The cash or fair market value or other consideration to be received per share by common stockholders of the Corporation in such Business Combination will not, at the time of the Business Combination is effected, be less than the greater of:

        (i)    the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) paid by the Acquiring Entity in acquiring any of its holdings of the Corporation’s Common Stock; or

        (ii)    an amount bearing a percentage relationship to the market price of the Corporation’s Common Stock immediately prior to the public announcement of such Business Combination equal to the highest percentage relationship that any per share price (including brokerage commissions and/or soliciting dealers’ fees) theretofore paid by the Acquiring Entity for any of its holding of the Corporation’s Common Stock bore to the market price of such Common Stock immediately prior to the transaction resulting in the acquisition of such Common Stock; or

        (iii)    the book value of the Corporation’s Common Stock as of the end of the most recent calendar quarter determined in accordance with generally accepted accounting principles; or

        (iv)    an amount calculated by multiplying the earnings per share of the Corporation’s Common Stock for the four fiscal quarters immediately preceding the record date for determination of stockholder entitled to vote on such Business Combination by the then price earnings multiple of the Acquiring Entity as customarily computed and reported in the financial press.

    Appropriate adjustments shall be made with respect to (i), (ii), (iii) and (iv) above for recapitalization and for stock splits, stock dividends, and like distributions. For purposes of subparagraph 3(a) of this Article Sixteenth, the term “other consideration to be received” shall include, without limitation, capital stock of this Corporation retained by its existing public stockholders in the event of a Business Combination in which this Corporation is the surviving corporation.

    (b)    After the Other Corporation has become an Acquiring Entity:

        (i)    the Corporation’s Board of Directors shall have included at all times representation by one or more Continuing Directors unless the lack of such representation
A 14

results entirely from either death or normal retirement under retirement policies in effect prior to the time the Other Corporation became an Acquiring Entity; and

        (ii)    there shall have been no reduction in the rate of dividends payable on the Corporation’s Common Stock except as required by law or as may be necessary to insure that the Corporation is not in breach of any covenant in any of its agreements for borrowed money, or except as may have been approved by a majority vote of the Continuing Directors; and

        (iii)    such Acquiring Entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming an Acquiring Entity or as a result of a pro rata stock dividend or stock split, or except with the approval of a majority vote of the Continuing Directors).

    (c)    Without the approval of a majority vote of the Continuing Directors, such Acquiring Entity shall not have (i) received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or (ii) made any major changes in the Corporation’s business or equity structure.

    (d)    A timely mailing shall have been made to the stockholders of this Corporation containing in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors or Outside Directors may choose to state, if there are at the time any such Directors, and (ii) the opinion of a reputable nationally recognized investment banking or financial services firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the stockholders of this Corporation other than the Acquiring Entity (such firm to be engaged solely on behalf of such other stockholders, to be paid a reasonable fee for its services by this Corporation upon receipt of such opinion, to be a firm that has not previously been significantly associated with the Acquiring Entity and, if there are at the time any such Directors, to be selected by a majority of the Continuing Directors and Outside Directors).

4.    The provisions of paragraph 3 of this Article Sixteenth shall not be applicable to any Business Combination if (a) such transaction is approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof; or (b) the Business Combination is solely between this Corporation and another corporation, 50% or more of the voting stock of which is owned by this Corporation and none of which is owned by the Acquiring Entity; provided that if this Corporation is not the surviving entity, each stockholder of this Corporation receives the same type of consideration in such transaction in proportion to his stock holdings and the provisions of this Article Sixteenth of the Corporation’s Certificate of Incorporation are continued in effect or adopted by such surviving corporation as part of its Articles of Incorporation or Certificate of Incorporation, as the case may be, without any charge.

5.    In connection with a proposed Business Combination, the Continuing Directors may retain special outside legal counsel, an investment banking firm, an accounting firm, and such other experts that they, in their discretion, may deem necessary or appropriate to assist them in their evaluation of the transaction, all at the expense of the Corporation.

6.    In addition to any other provision of this Certificate of Incorporation, there shall be required to amend, alter, change or repeal any of the provisions of this Article Sixteenth the affirmative vote of the holders of 66-2/3% of all classes of stock of the Corporation entitled to vote in elections of Directors, considered for this purpose as one class, excluding stock of which an Acquiring Entity, if any, is the Beneficial Owner.

A 15

7.    Nothing in this Article Sixteenth shall be construed to relieve an Acquiring Entity from any fiduciary obligation imposed by law. The conditions and voting requirements of this Article Sixteenth shall be in addition to the conditions and voting requirements imposed by law or other provisions of this Certificate of Incorporation, including, without limitation, Article Fourteenth.

SEVENTEENTH

No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such elimination or limitation of liability is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment or repeal of this provision shall apply to or have any effect on the liability of any director or officer of the Corporation for any acts or omissions of such director or officer occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation as of _________________, 2023.
By:
Name:
    Title:

A 16

SCAN TO
VIEW MATERIALS & VOTE

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. (EDT) on May 24, 2023 for shares held directly and by 11:59 P.M. (EDT) on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. (EDT) on May 24, 2023 for shares held directly and by 11:59 P.M. (EDT) on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION
We are holding a virtual Annual Meeting and have made arrangements for remote participation by shareholders. Detailed information regarding voting procedures for remote participation are provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05372-P91880

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD REPUBLIC INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Barbara A. Adachi
02) Charles J. Kovaleski
03) Craig R. Smiddy
04) Fredricka Taubitz

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the company's auditors for 2023.	☐	☐	☐
3. To provide an advisory approval on executive compensation.	☐	☐	☐
4. To approve an amendment to the Old Republic International Corporation Certificate of Incorporation.	☐	☐	☐

The Board Recommends you vote 1 YEAR on proposal 5.

	1 Year	2 Years	3 Years	Abstain
5. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

OLD REPUBLIC INTERNATIONAL CORPORATION

Annual Meeting of Shareholders

Thursday, May 25, 2023

3:00 p.m., Chicago Time

Virtual Meeting

www.virtualshareholdermeeting.com/ORI2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V05373-P91880

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoint a Proxy Committee of THOMAS A. DARE, FRANK J. SODARO and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually and accessible through www.virtualshareholdermeeting.com/ORI2023 on May 25, 2023 at 3:00 P.M., Chicago Time (CT), or at any adjournments thereof. Please see the accompanying proxy statement for important information regarding remote participation for the virtual Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2, 3, 4 and 1 YEAR on proposal 5 AND IN THE COMMITTEE'S DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. (EDT) on May 24, 2023 for shares held directly and by 11:59 P.M. (EDT) on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. (EDT) on May 24, 2023 for shares held directly and by 11:59 P.M. (EDT) on May 22, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION
We are holding a virtual Annual Meeting and have made arrangements for remote participation by shareholders. Detailed information regarding voting procedures for remote participation are provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05374-P91880 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OLD REPUBLIC INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Barbara A. Adachi
02) Charles J. Kovaleski
03) Craig R. Smiddy
04) Fredricka Taubitz

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the company's auditors for 2023.	☐	☐	☐
3. To provide an advisory approval on executive compensation.	☐	☐	☐
4. To approve an amendment to the Old Republic International Corporation Certificate of Incorporation.	☐	☐	☐

The Board Recommends you vote 1 YEAR on proposal 5.

	1 Year	2 Years	3 Years	Abstain
5. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OLD REPUBLIC INTERNATIONAL CORPORATION
Annual Meeting of Shareholders
Thursday, May 25, 2023
3:00 p.m., Chicago Time
Virtual Meeting
www.virtualshareholdermeeting.com/ORI2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V05375-P91880

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoint a Proxy Committee of THOMAS A. DARE, FRANK J. SODARO and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually and accessible through www.virtualshareholdermeeting.com/ORI2023 on May 25, 2023 at 3:00 P.M., Chicago Time (CT), or at any adjournments thereof. Please see the accompanying proxy statement for important information regarding remote participation for the virtual Annual Meeting.

ORI 401(k) Savings and Profit Sharing Plan Members and Republic Mortgage Insurance Company Profit Sharing Plan Members

If you are a participant in one or more of the above Plans, which holds shares of Old Republic International Corporation ("ORI") Common Stock, each share held by these Plans is entitled to one (1) vote at the Annual Meeting of Shareholders of the Company to be held May 25, 2023. Under the terms of each of these Plans, you as a participant are entitled to vote the number of shares of ORI Common Stock allocated to your account. Please return the proxy card you receive as soon as possible. By returning the proxy card you will assure that the shares will be voted in accordance with your instructions. If you fail to exercise these voting rights, the shares that are unvoted may be voted by the Administration Committee or the Trustee of the Plan as provided for under the provisions of the Plan or Plans involved.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2, 3, 4 and 1 YEAR on proposal 5 AND IN THE ADMINISTRATION COMMITTEE'S OR TRUSTEE'S DISCRETION FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side